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                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                       SECURED REVOLVING CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT, dated as of this 30th day of September, 2005 by and among WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership and THE HUNTINGTON NATIONAL BANK, a national banking association and each of the Lenders (as hereinafter defined) made a party hereto from time to time, and each of their respective successors and assigns;

                                   WITNESSETH:

     The parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.01. Certain Definitions. The following words and terms shall have the following meanings, respectively, unless the context hereof clearly otherwise requires:

          "Acquisition Price" shall mean the total costs (including, but not limited to the purchase price, due diligence costs, legal fees, accounting fees, loan assumption costs and expenses, closing costs and other customary costs and expenses of closing) paid by Borrower or a Special Purpose Entity to acquire a Real Estate Asset.

          "Adjusted EBITDA" shall mean EBITDA, plus Loss on Interest Rate Swap plus corporate general and administrative expenses.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agent" shall mean The Huntington National Bank and any successor Agent appointed hereunder.

          "Adjusted LIBOR Interest Rate" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR Interest Rate by (ii)
     1.00 minus the Reserve Percentage.

          "Advance" shall mean an advance to the Borrower on the account of a Loan.
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          "Agreement" shall mean this Second Amended and Restated Secured
     Revolving Credit Agreement, as the same may be supplemented, modified or amended from time to time.

          "Appraised Value" shall mean, with respect to a Mortgaged Property, the fair market value of such Mortgaged Property, as determined by the appraisal or any update thereof for such Mortgaged Property, as provided in
     Section 4.02 (l) hereof.

          "Assignee" shall have the meaning assigned thereto in Section 10.02 hereof.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement in the form attached hereto as Exhibit A.

          "Assignment of Rents" shall mean an Assignment of Rents and Leases in the form attached hereto as Exhibit B, with blanks completed appropriately, given by the Borrower or a Special Purpose Entity, as applicable, to the Lenders with respect to a Mortgaged Property as security for the Borrower's obligations under the Loans, subject to such changes as may be required to comply with the requirements of the law of the state in which such Mortgaged Property is located, as the same may be supplemented, modified or amended from time to time.

          "Borrower" shall mean Windrose Medical Properties, L.P., a Virginia limited partnership.

          "Borrower's Affidavit" shall mean a Borrower's Closing Affidavit in the form of Exhibit C attached hereto, with blanks completed appropriately, given by the Borrower or a Special Purpose Entity to the Lenders with respect to a Mortgaged Property.

          "Borrowing Base" shall mean, with respect to Facility 1 only, sixty-five percent (65%) of the aggregate Appraised Value of the Mortgaged Properties, subject to the provisions of Section 2.01 hereof, and with respect to Facility 1 and Facility 2, on a combined basis, eighty percent (80%) of the aggregate Appraised Value of the Mortgaged Properties, subject to the provisions of Section 2.01 hereof.

          "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit D attached hereto executed by the Chief Executive Officer or Chief Financial Officer of the Borrower.

          "Business Day" shall mean each day excluding Saturdays, Sundays and any other day on which Agent is closed for business to the public.

          "Capital Expenditure Reserve" shall mean an amount equal to the product of (a) $0.15 multiplied by (b) the gross rentable square footage of the Real Estate Assets as determined from time to time by the Compliance Certificate and identified as item E thereon.

          "Capital Expenditure Reserve Factor" shall mean $0.15 per rentable square foot.


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          "Closing" shall mean the execution and delivery by the Borrower to the
     Lenders of this Agreement, the Notes and the other Loan Documents.

          "Closing Date" shall mean the date of the Closing.

          "Collateral Assignment of Mortgaged Property Sale Agreement" shall mean a Collateral Assignment of Mortgaged Property Sale Agreement in the form attached hereto as Exhibit E, with blanks completed appropriately, given by the Borrower or a Special Purpose Entity, as applicable, to the Lenders with respect to a Mortgaged Property as security for the Borrower's obligations under the Loans as the same may be supplemented, modified or amended from time to time.

          "Commitment" shall mean the maximum amount each Lender has agreed to lend to Borrower as part of the Loans, as set forth below the signature line of each Lender, subject to modification by each Assignment and Acceptance.

          "Compliance Certificate" shall mean a certificate in the form of Exhibit F annexed hereto, executed by the chief executive officer or chief financial officer of Borrower.

          "Conditional Default" shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "Consolidated Group" shall mean Guarantor, Borrower and all Subsidiaries of Guarantor or Borrower which are consolidated with Guarantor and/or Borrower for financial reporting purposes under GAAP. Consolidated Group shall not include an Investment Affiliate or any other Affiliate which is not owned 50% or more by the Borrower, Guarantor, or their respective Subsidiaries.

          "Construction Loans" shall mean financing obtained by Borrower, Guarantor or a Special Purpose Entity to finance the costs set forth in the Real Estate Asset Budget Amount for the construction of a Real Estate Asset.

          "Current Asset Value of Existing Real Estate Asset" shall mean, for any calendar quarter, the current asset value of Real Estate Assets, other than Real Estate Assets acquired during such calendar quarter, determined from time to time by the Compliance Certificate and identified as item H thereon.

          "Debt Service Coverage Ratio" shall mean the ratio of EBITDA plus Loss on Interest Rate Swap during the then-ending calendar quarter determined as of the last day of such calendar quarter, annualized (multiplied by 4), to the aggregate sum of all Interest payments and principal payments (excluding principal payments upon maturity of a loan or voluntary prepayments of principal) on Indebtedness of the Consolidated Group, and the Consolidated Group's pro rata share of any Indebtedness of any Investment Affiliate due and payable during such then-ending calendar quarter determined as of the last day of such calendar quarter, annualized (multiplied by 4). The first test shall be conducted for the quarter ended September 30, 2005, and tested at each quarter end thereafter.


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          "Default Rate" shall mean a rate of interest from time to time which is Two Percent (2%) per annum above the applicable Interest Rates otherwise then in effect.

          "Defaulting Lender" shall have the meaning set forth in Section 11.5(b) hereof.

          "Deposit" shall mean an earnest money deposit made by a buyer under a Mortgaged Property Sale Agreement and held by a Title Company or by the Borrower or Special Purpose Entity, as applicable.

          "Disbursement Request" shall mean a statement of the Borrower setting forth the amount of an Advance being requested and containing such other information as is required by Paragraph (a) of Section 5.01 hereof.

          "EBITDA" shall mean for any period, with respect to the Consolidated Group on a consolidated basis, determined in accordance with GAAP, the sum of the net income (or net loss) for the then-ending calendar quarter, including the Consolidated Group's pro rata share of net income (or net loss) in any Investment Affiliate, plus the sum of all expenses determined in accordance with GAAP for the then-ending calendar quarter for (a) Interest, including interest on the Mezzanine Debt upon achievement of Stabilized Occupancy of the Real Estate Asset for which the Mezzanine Debt has been incurred, (b) depreciation, (c) amortization, (d) all accrued or paid taxes on or measured by income to the extent included in the determination of such net income (or net loss), and (e) amounts attributable to the minority interest of members of Special Purpose Entities and other minority members or partners of Borrower, Special Purpose Entities or Guarantor). Net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

          "Environmental Indemnity Agreement" shall mean an Environmental Indemnity Agreement in the form attached hereto as Exhibit G, with blanks completed appropriately, to be executed and delivered with respect to a Mortgaged Property by a Special Purpose Entity, the Borrower and the Guarantor to the Lenders, as the same may be supplemented, modified or amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which together with the Borrower would be treated as a single employer under ERISA.

          "Event of Default" shall mean any of the events of default described in Section 8.01 hereof.

          "FEMA" shall mean the Federal Emergency Management Agency, or any successor entity.

          "Facility 1" shall mean the revolving loan under the Loan Documents from the Lenders to the Borrower in a principal amount not to exceed Fifty Million Dollars ($50,000,000) at any time outstanding.


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          "Facility 1 and Facility 2 Combined Mortgaged Properties Debt Service"
     shall mean the sum of all Interest payments and principal payments on the outstanding aggregate principal balance of the Loans due and payable during the then-ending calendar quarter, annualized (multiplied by 4), assuming the level amortization of the then outstanding aggregate principal balance of the Loans over a period of twenty-five (25) years, at a per annum interest rate equal to One and One-Half Percent (1 1/2%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years as measured on the first day of each calendar quarter.

          "Facility 1 and Facility 2 Combined Mortgaged Properties Debt Service Coverage Ratio" shall mean the Mortgaged Properties Net Operating Income divide by the Facility 1 and Facility 2 Combined Mortgaged Property Debt Service.

          "Facility 1 Extended Maturity Date" shall mean September 30, 2008.

          "Facility 1 Maturity Date" shall mean (a) the Facility 1 Original Maturity Date, or (b) the Facility 1 Extended Maturity Date if the term of Facility 1 is extended in accordance with Section 2.05 hereof.

          "Facility 1 Mortgaged Properties Debt Service" shall mean the sum of all Interest payments and principal payments on the outstanding principal balance of Facility 1 due and payable during the then-ending calendar quarter, annualized (multiplied by 4), assuming the level amortization of the then outstanding principal balance of Facility 1 over a period of twenty-five (25) years, at a per annum interest rate equal to One and One-Half Percent (1 1/2%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten
     (10) years as measured on the first day of each calendar quarter.

          "Facility 1 Mortgaged Properties Debt Service Coverage Ratio" shall mean the Mortgaged Properties Net Operating Income divide by the Facility 1 Mortgaged Property Debt Service.

          "Facility 1 Note" shall mean that certain Second Replacement Credit
     Note in the original principal amount of Fifty Million Dollars ($50,000,000) executed and delivered by Borrower to The Huntington National Bank of even date herewith, as the same may be renewed, extended, supplemented, replaced, modified or amended from time to time.

          "Facility 1 Original Maturity Date" shall mean September 30, 2007.

          "Facility 2" shall mean the revolving loan under the Loan Documents from the Lenders to the Borrower in a principal amount not to exceed Ten Million Dollars ($10,000,000) at any time outstanding.

          "Facility 2 Maturity Date" shall mean June 30, 2006.

          "Facility 2 Note" shall mean that certain Second Replacement Credit
     Note in the original principal amount of Ten Million Dollars ($10,000,000) executed and delivered


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     by Borrower to The Huntington National Bank of even date herewith, as the same may be renewed, extended, supplemented, replaced, modified or amended from time to time.

          "Facility 3" shall have the meaning set forth in Section 2.10 hereof.

          "Facility 3 Note" shall mean that certain Reimbursement Note in the original principal amount of Three Million Dollars ($3,000,000) executed and delivered by Borrower to The Huntington National Bank of even date herewith, as the same may be renewed, extended, supplemented, replaced, modified or amended from time to time.

          "Fixtures" shall mean all personal property now or hereafter owned by the Borrower or a Special Purpose Entity and now or hereafter affixed to, incorporated into or to be incorporated into, or used or useful in connection with, a Mortgaged Property or any part thereof, all replacements thereof, additions thereto and substitutions therefor.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants as of the end of the first full quarter following the promulgation of such standards.

          "Governmental Authorities" shall mean the United States of America, the state and local jurisdictions in which a Mortgaged Property is located and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

          "Governmental Requirement" shall mean any law, ordinance, order, rule or regulation of any Governmental Authority, including but not limited to laws, ordinances, orders, rules or regulations with regard to zoning, subdivision, building, safety, fire protection or environmental matters applicable to a Mortgaged Property.

          "Guarantor" shall mean Windrose Medical Properties Trust, a Maryland real estate investment trust.

          "Guaranty" shall mean the Second Amended and Restated Unconditional Guaranty executed and delivered by Guarantor to the Lenders of even date herewith, pursuant to which the Guarantor guarantees the Borrower's obligations under the Loan Documents and the Facility 3 Note, as the same may be supplemented, modified or amended from time to time.

          "Hazardous Constituent" shall have the meaning assigned thereto under 40 C.F.R. Section 260.10.

          "Hazardous Materials" shall mean, collectively, Hazardous Substances, Hazardous Constituent and Solid Wastes.

          "Hazardous Materials Laws" shall mean all laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders,


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     determinations, directives and standards promulgated by any governmental authority concerning Hazardous Materials or concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Sections 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., National Environmental Policy of 1975, 42 U.S.C. Sections 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 42, U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, U. S.C.
     Section 7401 et seq., and any similar or implementing law of the state in which a Mortgaged Property is located, and all amendments, rules, and regulations promulgated thereunder or implementing the same.

          "Hazardous Substances" shall mean at any time any substance, waste, pollutant, contaminant or material, in solid, liquid or gaseous form, which: (i) is a substance regulated or defined or designated as hazardous, extremely or imminently hazardous, objectionable, dangerous, or toxic pursuant to any law, by any local, state, territorial or federal governmental authority; (ii) is a substance with respect to which such a governmental authority otherwise requires environmental compliance, investigation, monitoring, reporting, or remediation; including but not limited to, (A) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, objectionable or toxic, under any Hazardous Materials Law; (B) petroleum and petroleum based products including crude oil, used oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) radioactive substances and materials; (F) asbestos; (G) urea formaldehyde; (H) polychlorinated biphenyls; (I) lead; (J) methane; (K) flammable substances and materials; and (L) explosives.

          "Improvements" shall mean the improvements located upon a Mortgaged Property.

          "Indebtedness" shall mean all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon a Person's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, all of the following, whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations


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     of others, including any liability as the general partner of a partnership, any obligation to supply funds to or in any manner to invest in, directly or indirectly, any Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit;
     (d) obligations as a lessee under any "capitalized lease" (as determined in accordance with GAAP); (e) all subordinated debt; (f) all obligations in respect of deferred purchase prices; (g) all obligations to contribute money; (h) all obligations under interest rate swaps and similar agreements; and (i) such Person's liabilities, contingent or otherwise of the type set forth in (a) through (h) above, under any joint venture, limited liability company or partnership agreement. Indebtedness shall not include proceeds from the issuance of preferred stock if such proceeds are classified as equity under GAAP.

          "Inspecting Architect" shall mean an independent architectural or engineering firm employed by the Agent with respect to a Mortgaged Property. The Borrower may submit to the Agent a list of suggested architectural and engineering firms for consideration by the Agent. The Agent shall not, however, be obligated to select or retain an Inspecting Architect from such list.

          "Interest" shall mean, for any period, the sum of all interest due and payable for such period (including amortization of original issue discount and debt issuance costs on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with generally accepted accounting principles), capitalized interest and non-cash interest expenses, all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with any type of interest rate protection agreements (including caps, swaps, options, futures or similar agreements or arrangements with respect to interest rates), and all but the principal component of rentals in respect of "capitalized leases" (determined in accordance with GAAP) paid, accrued or due to be paid or to be accrued during such period.

          "Interest Rate" shall mean, as to each Advance, a rate per annum equal to (i) for Prime Advances, the Prime Interest Rate and (ii) for LIBOR Advances, the Adjusted LIBOR Interest Rate.

          "Interest Rate Protection Product" shall mean an interest rate hedging program through the purchase of an interest rate swap, cap or other such interest rate protection product with respect to any Indebtedness during the term of the Loans plus one (1) day.

          "Investment Affiliate" shall mean any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

          "Lease" shall mean a lease of all or a portion of a Mortgaged Property (excluding any incidental real estate which is contiguous to the leased real estate and improvements and which the Borrower or a Special Purpose Entity is or was required to purchase as part


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     of the acquisition of the leased real estate and improvements) entered into in the ordinary course of business by and between the Borrower or a Special Purpose Entity, as applicable, as landlord, and a Tenant, as tenant.

          "Lenders" shall mean The Huntington National Bank, a national banking association, and any successor thereto or any holder(s) of the Loans (or any portion thereof) from time to time who is an Assignee.

          "Letters of Credit" shall mean Standby Letters of Credit issued by Agent on behalf of Lenders at the request of Borrower and Guarantor not exceeding the aggregate sum of Three Million Dollars ($3,000,000) pursuant to Section 2.10 hereof.

          "Leverage Ratio" shall mean the ratio of (a) Total Current Value of Assets to (b) Total Liabilities as such ratio shall be determined from time to time in accordance with this Agreement and calculated in the manner set forth in the Compliance Certificate.

          "LIBOR" shall mean the average (rounded upward to the nearest 1/16 of 1%) of the per annum rates at which deposits in immediately available funds in U.S. dollars for the applicable LIBOR Interest Period and in the amount of the applicable LIBOR Advance are offered to the Agent by prime banks in the London interbank Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable) two (2) London Banking Days prior to the beginning of the applicable LIBOR Interest Period.

          "LIBOR Advance" shall mean any Advance which is determined with reference to the Adjusted LIBOR Interest Rate.

          "LIBOR Interest Period" shall mean a period of one (1) month, two (2) months, three (3) months, or six (6) months as selected by the Borrower.

          "LIBOR Interest Rate" shall mean, (a) with respect to Facility 1, a rate per annum equal to (i) one hundred fifty (150) basis points above LIBOR at such time as the Leverage Ratio is less than Forty Percent (40%),
     (ii) one hundred sixty-five (165) basis points above LIBOR at such time as the Leverage Ratio equals or exceeds Forty Percent (40%) but is less than Fifty-Five Percent (55%), (iii) two hundred (200) basis points above LIBOR at such time as the Leverage Ratio equals or exceeds fifty-five percent (55%), but is less than sixty-five percent (65%), and (iv) two hundred fifty (250) basis points above LIBOR at such time as the Leverage Ratio equals or exceeds Sixty-Five Percent (65%) or in the event Borrower fails to provide Agent with the Compliance Certificate in accordance with the terms hereof; and (b) with respect to Facility 2, a rate per annum equal to two hundred seventy-five (275) basis points above LIBOR.

          "Loan Documents" shall mean, this Agreement, the Notes, Mortgages, Assignments of Rents, Collateral Assignments of Mortgaged Property Sale Agreements, Guaranty, Borrower's Affidavits, Environmental Indemnities, the Pledge Agreements and other documents executed and/or delivered by or on behalf of the Borrower, the Guarantor or a Special Purpose Entity in connection with the Loans or any Advance


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     which are in effect from time to time, as the same may be supplemented, modified or amended from time to time.

          "Loan" shall mean, singly, Facility 1 or Facility 2.

          "Loans" shall mean, together, Facility 1 and Facility 2.

          "London Banking Day" shall mean a day on which commercial banks are open for business in London, England, and quoting deposit rates for U.S. dollar deposits.

          "Loss on Interest Rate Swap" shall mean the loss recognized currently in earnings pursuant to compliance with Statement of Financial Accountings Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities."

          "Major Lease" shall mean a Lease between Borrower or a Special Purpose Entity, as applicable, and a Major Tenant.

          "Major Tenant" shall mean any Tenant occupying twenty-five percent (25%) or more of a Mortgaged Property.

          "Material Adverse Effect" shall mean any fact or circumstance which
     (a) materially and adversely effects the business, operation, property or financing conditions of the Borrower and Guarantor taken as a whole, or (b) has a material adverse effect on the ability of the Borrower, Guarantor or a Special Purpose Entity to perform their respective obligations under this Agreement, the Notes or the other Loan Documents.

          "Mezzanine Debt" shall mean Indebtedness of Borrower to The Huntington Real Estate Investment Company or to other financial institutions acceptable to Agent not to exceed the sum of Fifteen Million Dollars ($15,000,000) in the aggregate, which Indebtedness is secured by equity interests in entities having Indebtedness secured by mortgages and which Indebtedness is subordinate to such mortgage debt and which Indebtedness shall have terms not to exceed the Facility 2 Maturity Date.

          "Monetary Event of Default" shall mean an Event of Default under
     Section 8.01(a) hereof or any other Event of Default which can be cured by the payment of money.

          "Mortgage" shall mean a Real Estate Mortgage and Security Agreement substantially in the form of Exhibit H-1 attached hereto, with blanks completed appropriately, or a Deed of Trust and Security Agreement substantially in the form of Exhibit H-2 attached hereto, with blanks completed appropriately, given by the Borrower or a Special Purpose Entity, as applicable, to the Lenders with respect to a Mortgaged Property as security for the Borrower's obligations under the Loans, subject to such changes as may be required to comply with the requirements of the laws of the state in which the Mortgaged Property is located, as the same may be supplemented, modified or amended from time to time.


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          "Mortgage Release Price" shall mean with respect to a Mortgaged
     Property, an amount equal to the principal reduction required to allow Borrower to remain in compliance with the Borrowing Base and the Debt Service Coverage Ratio as set forth in this Agreement determined in accordance with Section 2.07 (b) hereof.

          "Mortgaged Property" shall mean all Real Estate Assets securing the Loans by virtue of a Mortgage.

          "Mortgaged Properties Net Operating Income" shall mean the total rental income during the then-ending calendar quarter, annualized (multiplied by 4) (including minimum rent, additional rent, common area maintenance, real estate tax and insurance reimbursements and other tenant reimbursements, including tenant expense reimbursements and tenant improvement reimbursements, recurring parking income), received by Borrower and each Special Purpose Entity, as applicable, and arising from the ownership and operation of the Mortgaged Properties (excluding tenant security deposits, rents from tenants that are subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency laws, and rents from tenants that are not in possession of its demised premises, except rents and other payments from tenants under master leases or occupancy agreements approved by Agent), less the sum of all actual costs, taxes, expenses and disbursements paid or due and payable during such then-ending calendar quarter, annualized (multiplied by 4), in connection with the ownership, leasing, management, operation, maintenance and repair of the Mortgaged Properties and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, but excluding (i) non-cash expenses, such as depreciation and amortized costs, (ii) state and federal income taxes,
     (iii) the non-current portion of capital expenditures, (iv) any expenses paid directly by tenants to third parties, (v) any adjustments made for straight lining of rents, (vi) extraordinary income or expense, and (vii) debt service payments on all Indebtedness of Borrower with respect to the Mortgaged Properties; all determined in accordance with GAAP, as measured on the last day of each calendar quarter.

          "Mortgaged Property Sale Agreement" shall mean with respect to a Mortgaged Property, an agreement between the Borrower or a Special Purpose Entity, as applicable, and a buyer not affiliated with the Borrower or the Guarantor which is approved by the Agent in a form reasonably acceptable to the Agent, pursuant to which agreement the Borrower or a Special Purpose Entity, as applicable, agrees to sell, and such buyer agrees to purchase, a Mortgaged Property. Such sale agreement shall require the buyer thereunder to deposit a Deposit with the Borrower or a Special Purpose Entity, as applicable, or a Title Company or other escrow agent. Such term shall also include the exercise of a right of first refusal or purchase option in a lease of a Mortgaged Property held by a Major Tenant.

          "Mortgaged Property Site" shall mean the real estate portion of a Mortgaged Property.

          "Non-Monetary Event of Default" shall mean any Event of Default, other than a Monetary Event of Default.

          "Notes" shall mean. together, the Facility 1 Note and the Facility 2 Note.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor entity.

          "Percentage" shall mean, with respect to each Lender, the percentage which its Commitment constitutes of the maximum aggregate amount of the Loans as set forth below the signature line of each Lender as the same may be adjusted from time to time.

          "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a Governmental Authority.

          "Personal Property" shall mean all tangible personal property owned by the Borrower or a Special Purpose Entity and now or at any time hereafter located on or at a Mortgaged Property or used in connection therewith or with the improvements forming a part of such Mortgaged Property.

          "Plan" shall mean an Employee Benefit Plan which is covered by Title 4 of ERISA or subject to the minimum lending standards under Section 412 of the Internal Revenue Service as to which the Borrower may have any liability.

          "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements forming part of an applicable Mortgaged Property prepared by the architect therefor approved by Borrower.

          "Pledge Agreements" shall mean certain Membership Pledge Agreements now or hereafter executed by Borrower in favor of Lenders pursuant to which Borrower pledges its membership interest in Special Purpose Entities.

          "Prime Advance" shall mean any Advance which is determined with reference to the Prime Rate.

          "Prime Interest Rate" shall mean a rate per annum equal to the Prime Rate.

          "Prime Rate" shall mean the interest rate per annum announced from time to time by the Agent as its prime rate. Each interest rate determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate. The Agent's Prime Rate is not necessarily the lowest rate at which the Agent lends its funds. The Prime Rate is only an index rate from which interest rates actually charged to the Agent's customers may be measured. The use of the Prime Rate does not constitute a commitment by the Agent to lend money at a preferred rate.

          "Prohibited Transaction" shall have the meaning ascribed thereto by ERISA.

          "Project Agreement" shall mean a Project Agreement in the form of
     Exhibit I attached hereto, with blanks completed appropriately, to be entered into by the Agent and the Borrower and a Special Purpose Entity, pursuant to which the Required Lenders approve a Mortgaged Property.

          "Real Estate Asset" shall mean the real estate and all improvements thereon for use as a medical related facility owned by the Consolidated Group, together with any incidental real estate which is contiguous to the leased real estate and improvements and which Consolidated Group is or was required to purchase as part of the acquisition of the leased real estate and improvements.

          "Real Estate Asset Budget Amount" shall mean the total budgeted cost (as such budget shall be updated from time to time) of all projects under construction owned by the Consolidated Group plus the Consolidated Group's pro rata share of the total budgeted cost (as such budget shall be updated from time to time) of all projects under construction owned by any Investment Affiliate or by any Subsidiary of the Consolidated Group that is not a wholly owned Subsidiary provided, however, that with respect to (i) projects owned by any such Investment Affiliate or Subsidiary for which the respective financial responsibilities of the other owners of such Investment Affiliate or Subsidiary on the one hand and the Consolidated Group and its wholly owed Subsidiaries on the other hand are not in proportion to the respective ownership interests in the applicable Investment Affiliate or Subsidiary, then the portion of budgeted cost of such project included in the Real Estate Asset Budget Amount shall be adjusted to reflect the Consolidated Group's actual financial responsibility related to such project. Such costs shall include, without limitation, all land acquisition costs (but may exclude costs of land used for expansion projects which was not purchased for the purpose of such expansion project), design and permitting costs, construction period real estate taxes, leasing costs including brokers' commissions and tenant improvements, allowances or reimbursements, construction costs and opening costs. With respect to any projects financed with Indebtedness other than the Loans, such costs shall also include construction period interest and all fees and expenses associated with such Indebtedness.

          "Recourse Indebtedness" shall mean any Indebtedness of the Borrower, Guarantor or Special Purpose Entity, including the Borrower's, Guarantor's or Special Purpose Entity's respective recourse pro rata share of any Indebtedness in any Investment Affiliate, for which the lender thereof does not agree to look solely to a Real Estate Asset for the payment of the indebtedness subject to usual and customary exculpation carve out provisions and environmental indemnification agreements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

          "Reportable Event" shall have the meaning ascribed thereto by ERISA.

          "Restricted Assets" shall have the meaning set forth in Section 7.07 hereof.

          "Required Lenders" shall mean Lenders holding Percentages aggregating at least Sixty-Six and Two-Thirds Percent (66-2/3%) or greater.

          "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities." The Adjusted LIBOR Interest Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Single Mortgaged Property Debt Service" shall mean the total sum of all Interest payments and principal payments which would be due and payable during the then-ending calendar quarter, annualized (multiplied by 4), with respect to a single Mortgaged Property assuming the level amortization of a principal loan balance equal to Sixty-Five Percent (65%) of the Appraised Value of such Mortgaged Property over a period of twenty-five (25) years, at a per annum interest rate equal to One and One-Half Percent (1 1/2%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years as measured on the last day of each calendar quarter.

          "Single Mortgaged Property Debt Service Coverage Ratio" shall mean the Single Mortgaged Property Net Operating Income divided by the Single Mortgaged Property Debt Service.

          "Single Mortgaged Property Net Operating Income" shall mean the total rental income, with respect to a Mortgaged Property during the then-ending calendar quarter, annualized (multiplied by 4) (including minimum rent, additional rent, common area maintenance, real estate tax and insurance reimbursements and other tenant reimbursements, including tenant expense reimbursements and tenant improvement reimbursements, recurring parking income), received by Borrower and each Special Purpose Entity, as applicable, arising from the ownership and operation such Mortgaged Property (excluding tenant security deposits, rents from tenants that are subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency laws and rents from tenants that are not in possession in its demised premises at such Mortgaged Property, except rents and other payments from tenants under master leases or occupancy agreements approved by Agent), less the sum of actual costs, taxes, expenses and disbursements paid or due and payable during such then-ending calendar quarter, annualized (multiplied by 4), in connection with the ownership, leasing, management, operation, maintenance and repair of such Mortgaged Property and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, but excluding (i) non-cash expenses, such as depreciation and amortized costs, (ii) state and federal income taxes,
     (iii) the non-current portion of capital expenditures, (iv) any expenses to be paid directly by tenants to third parties, (v) any adjustments made for straight lining of rents, (vi) extraordinary income or expense, and (vii) the Single Mortgaged Property Debt Service for such Mortgaged Property, all determined in accordance with GAAP, as measured on the last day of each calendar quarter.

          "Solid Wastes" shall have the meaning assigned thereto in 40 C.F.R. Section 261.2.

          "Special Purpose Entities" shall mean limited liability companies or limited partnerships which own a Mortgaged Property and in which Borrower holds a controlling interest.

          "Stabilized Occupancy" shall mean, with respect to a Real Estate Asset under construction, the time when such Real Estate Asset has received a certificate of occupancy (or similar permit or approval).

          "Storage Containers" shall mean existing and future containers for Hazardous Materials and above ground and underground storage tank systems (including underground piping, conduits or sumps).

          "Subordination, Non-Disturbance and Attornment Agreement" shall mean a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit J attached hereto, with blanks completed appropriately, entered into by the Agent, the Borrower or a Special Purpose Entity, as applicable, and a Major Tenant with respect to a Mortgaged Property, subject to such changes as may be required to comply with the requirements of the law of the state in which the Mortgaged Property is located and such other revisions as may be reasonably acceptable to Agent, as the same may be supplemented, modified or amended from time to time.

          "Subsidiary" shall mean, with respect to any Person, (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower and/or Guarantor. Subsidiaries of a Person shall not include an Investment Affiliate or any other Affiliate which is not owned 50% or more directly by a Person.

          "Tangible Net Worth" shall mean the sum of capital surplus, earned surplus, capital stock, accumulated depreciation and amortization minus deferred charges, intangibles (excluding lease intangibles and deferred loan fees) and treasury stock, all as determined in accordance with GAAP consistently applied.

          "Tenant" shall mean any tenant of a Mortgaged Property.

          "Title Company" shall mean with respect to a Mortgaged Property, any title insurer designated by the Borrower and approved by the Agent which agrees to insure the priority of the lien of the Mortgage on such Mortgaged Property.

          "Title Policy" shall mean with respect to a Mortgaged Property, the policy of title insurance issued by a Title Company to the Lenders insuring the priority of the lien of the Mortgage on such Mortgaged Property.

          "Total Current Value of Assets" shall be the amount determined from time to time by the Compliance Certificate and identified as item N thereon.

          "Total Current Value of Real Estate Assets" shall be the amount determined from time to time by the Compliance Certificate and identified as item K thereon.

          "Total Liabilities" shall mean all liabilities of the Consolidated Group, including the pro rata share of any liabilities of the Consolidated Group in any Investment Affiliate, all as determined in accordance with GAAP.

          "Unrestricted Cash and Cash Equivalents" shall mean unencumbered cash on hand plus cash reserved for the payment of taxes, tenant improvements, capital expenditures, lease commissions or other reserves available to offset expenditures generally recognized as property operating expenses, or other general and administrative expenses.

          "Variable Rate Indebtedness" shall mean Indebtedness which does not bear interest at a fixed rate of interest and is not covered by an Interest Rate Protection Product.

          "Wetlands" shall mean any wetlands area or other area which is subject to the regulatory jurisdiction of the United States Environmental Protection Agency and/or Army Corps of Engineers and/or any other Governmental Authority, under any Governmental Requirement, including, without limitation, the Clean Water Act, 33 U.S.C. Section 1251, et. seq.

     Unless the context clearly otherwise requires, the foregoing definitions shall be equally applicable to both the singular and plural forms.

                                   ARTICLE II
                                    THE LOANS

     2.01. Facility 1. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Lenders agree to make Facility 1 to the Borrower. The principal amount of Facility 1 outstanding at any time shall not exceed the lesser of: (a) Fifty Million Dollars ($50,000,000), or (b) the Borrowing Base (as the same may be adjusted as set forth below in this Section 2.01). The proceeds of Facility 1 will be used solely for the acquisition and development by the Borrower, as applicable, of Real Estate Assets and for working capital purposes as described herein. The proceeds of Facility 1 will be advanced to the Borrower in accordance with and subject to the requirements and limitations set forth herein. Advances of Facility 1 will be made to Borrower for working capital purposes provided such Advances shall not exceed Five Million Dollars ($5,000,000) at any one time. If prior to the Facility 1 Maturity Date, the Borrower repays any Advance(s) of Facility 1, or any portion thereof, loan proceeds in an amount equal to the amount of the repayment will again be made available to the Borrower for Advances, subject to the terms and conditions hereof.

     In the event a Single Mortgaged Property Debt Service Coverage Ratio is less than 1.25 to 1.00, the Borrowing Base shall be reduced to an amount sufficient to support a 1.40 to 1.0

Single Mortgaged Property Debt Service Coverage Ratio with respect to the subject Mortgaged Property until such time as such Mortgaged Property achieves a
1.40 to 1.0 Single Mortgaged Property Debt Service Coverage Ratio. By way of illustration, assume a Single Mortgaged Property has (i) an Appraised Value of $1,000,000; (ii) an initial Borrowing Base Value of $650,000 (65% of Appraised Value); (iii) an initial Single Mortgaged Property Debt Service of $50,256 (assuming an interest rate of six percent (6%) for this example); and (iv) single Mortgaged Property Net Operating Income of $62,820 (or, 1.25 to 1.0 of the Single Mortgaged Property Debt Service Ratio). If the Single Mortgaged Property Net Operating Income decreases to $55,000 (a Single Mortgaged Property Debt Service Ratio below 1.25 to 1.0 using a Borrowing Base Value of $650,000 and a debt constant of $50,256), then the required Single Mortgaged Property Debt Service Ratio is adjusted to 1.4 to 1.0 Assuming net operating income to $55,000, then the Borrowing Base value for this property is reduced to $508,117. At 1.40 to 1.0, net operating income of $55,000 supports a Single Mortgaged Property Debt Service of $39,285, which is a Borrowing Base Value of $508,117 (at the assumed interest rate). The Single Mortgaged Property Debt Service Ratio will remain at 1.40 to 1.0 until the Borrowing Base Value for such property equals $650,000. Thereafter, the Borrowing Base Value (subject to the 65%) limit) shall be calculated based on the actual Single Mortgaged Property Debt Service unless and until the Single Mortgaged Property Debt Service falls below
1.25 to 1.0 at which time the Single Mortgaged Property Debt Service Ratio shall return to 1.4 to 1.0.

     In the event of an occurrence of an event which has a Material Adverse Effect upon a Special Purpose Entity and the same is not cured within sixty (60) days after notice by Agent to Borrower, the Borrowing Base will be reduced by sixty percent (60%) of the Appraised Value of the applicable Mortgaged Property.

     2.02. Facility 2. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Lenders agree to make Facility 2 to the Borrower. The principal amount of Facility 2 outstanding at any time shall not exceed Ten Million Dollars ($10,000,000) and the principal amount of Facility 2 on a combined basis with Facility 1 shall not exceed the Borrowing Base. The proceeds of Facility 2 will be used solely for the acquisition and development by the Borrower of Real Estate Assets as described herein. The proceeds of Facility 2 will be advanced to the Borrower in accordance with and subject to the requirements and limitations set forth herein. If prior to the Facility 2 Maturity Date, the Borrower repays any Advance(s) of Facility 2, or any portion thereof, loan proceeds in an amount equal to the amount of the repayment will again be made available to the Borrower for Advances, subject to the terms and conditions hereof.

     2.03. Notes. Facility 1 and all Advances thereunder shall be evidenced by the Borrower's receipts and the Facility 1 Note, and Facility 2 and all Advances thereunder shall be evidenced by the Borrower's receipts and the Facility 2 Note. Borrower agrees that if after the Closing Date an Assignee becomes a Lender in accordance with the terms of this Agreement, Borrower shall execute Notes payable to the order of such Lender in the principal amount of its Commitment (i.e., its share of the Loans). Borrower further agrees that if a Lender's Commitment hereafter increases or decreases pursuant to an assignment complying with the terms of Article X hereof, Borrower agrees to execute replacement Notes (substantially in the form of the Notes executed by Borrower payable to The Huntington National Bank of even date herewith) payable to the order of such Lender in the principal amount of such revised Commitment.

     2.04. Rate of Interest. During the term of a Loan, the unpaid principal amount thereof shall, subject to the terms and conditions hereinafter set forth, bear interest on a basis selected by the Borrower from the following interest rate selections: (a) the Adjusted LIBOR Interest Rate; and (b) the Prime Interest Rate.

     Each Advance of a Loan shall be made as either a Prime Advance or a LIBOR Advance, as selected by the Borrower. The Borrower may have Prime Advances and LIBOR Advances outstanding simultaneously; provided, however, the Borrower may not have more than five (5) LIBOR Advances of a Loan in existence at any time and each LIBOR Advance must be in an amount which is greater than or equal to $1,000,000. The Borrower may convert any Prime Advances aggregating at least $1,000,000 in principal amount into a LIBOR Advance on the first day of a calendar month. At the end of the LIBOR Interest Period applicable to a LIBOR Advance, the Borrower may renew the LIBOR Advance or may convert the LIBOR Advance to a Prime Advance. If the Borrower fails to renew any LIBOR Advance or if the Borrower shall receive any new Advance without designating whether such Advance is a LIBOR Advance or a Prime Advance, such Advance shall automatically be deemed to be a Prime Advance. At any time that the Borrower desires a LIBOR Advance or intends to renew a LIBOR Advance or convert a Prime Advance into a LIBOR Advance, the Borrower must notify the Agent by a Notice of Pricing Election in the form attached hereto as Exhibit L at least three (3) London Banking Days prior to the day on which the Borrower desires such Advance, renewal or conversion to be effective. The Borrower shall have no right to designate a new Advance as, or convert an existing Prime Rate Advance to, a LIBOR Advance if an Event of Default is then continuing. The Borrower shall have no right to select a LIBOR Interest Period for a LIBOR Advance if such LIBOR Interest Period would extend beyond the Maturity Date.

     While and so long as no Event of Default is continuing, interest shall accrue at the applicable Interest Rates upon the daily principal balance of each Loan, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid.

     If a Lender shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or such Lender's lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of a Lender's holding company) as a consequence of the Loan to a level below that such Lender (or such Lender's holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies or the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen
(15) days after demand by such Lender, the Borrower shall either (a) pay to such Lender such additional amount or amounts as will compensate such Lenders (or such Lender's holding company) for such reduction, or (b) convert all LIBOR Advances to a Prime Advance. If the Borrower elects the option provided in the foregoing subparagraph (b), the Borrower shall not be subject to the requirement hereunder that the Borrower reimburse such Lender for any loss, cost or expense incurred by such Lender as a result of the Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period, provided, however, thereafter the Borrower may not elect for any Advances to be LIBOR Advances. A Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Failure on the part of a Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to the Lenders regardless of any possible contention of the invalidity of the law, regulation or other condition which shall have been imposed.

     2.05. Maturity Dates. If not sooner paid, all Advances of Facility 1 shall be due and payable on the Facility 1 Original Maturity Date. Borrower shall have the option to extend the term of Facility 1 from the Facility 1 Original Maturity Date to the Facility 1 Extended Maturity Date upon satisfaction of the following conditions: (a) Borrower shall give the Agent written notice of Borrower's election to extend the term of Facility 1 no earlier than thirty (30) days prior to the Facility 1 Original Maturity Date; (b) no Event of Default or Conditional Default is then continuing; and (c) Borrower shall pay to Agent on the Facility 1 Original Maturity Date an extension fee in an amount equal to twenty-five (25) basis points of the maximum principal amount of Facility 1.

     If not sooner paid, all Advances of Facility 2 shall be due and payable on the Facility 2 Maturity Date.

     2.06. Interest Payments. The Borrower shall pay interest to the Agent at the applicable Interest Rates on the outstanding principal balance of a Loan on the first (1st) day of each calendar month while proceeds of such Loan remain outstanding, commencing on the first (1st) day of the first (1st) calendar month following the first Advance of such Loan.

     2.07. Principal Payments. Except as set forth herein, all payments of principal shall be first applied to the reduction of Advances for working capital purposes or as otherwise directed by Borrower. Upon the sale of a Mortgaged Property, the Borrower shall pay to the Agent an amount equal to the Mortgage Release Price payable in respect thereof, and such Mortgage Release Price payment when received by the Agent, shall be applied in reduction of the principal balance of the Loans in such order as Agent may determine in its sole discretion. Notwithstanding the foregoing provisions, during the continuance of an Event of Default, any Mortgage Release Price payment received by the Agent may be applied, in the discretion of the Lenders, in reduction of any accrued and unpaid interest on the Loans or any outstanding Advance made pursuant to
Section 5.01(c) hereof, so long as the Agent provides to Borrower all documents necessary to release the Mortgaged Property being sold.

     At the request of the Agent, the Borrower will furnish to the Agent copies of any closing statement, purchase agreement and similar documents relating to the sale of a Mortgaged

Property prior to the release by the Agent of the security with respect to such Mortgaged Property.

     During the term of the Loans, upon the Agent's receipt of the Mortgage Release Price with respect to a Mortgaged Property, the Agent will release the applicable Mortgaged Property and all other security of the Lenders encumbering such Mortgaged Property by the prompt delivery of appropriate documents duly authorized and executed and in accordance with the law of the State in which the Mortgaged Property is located to fully and completely release any security interest of Lenders encumbering such Mortgaged Property.

     Notwithstanding anything contained herein to the contrary, as a condition to any release Borrower shall have satisfied the following conditions prior to the Agent's release of a Mortgaged Property:

          a. No Conditional Default or Event of Default shall exist;

          b. Borrower shall have provided to Agent a proforma Borrowing Base Certificate as of the end of the previous calendar month and a proforma Compliance Certificate as of the end of the previous calendar quarter, demonstrating Borrower's compliance with the terms of this Agreement after giving effect to the release of such Mortgaged Property; and

          c. Borrower shall pay all costs and expenses reasonably incurred by Agent in connection with the release of such Mortgaged Property.

     2.08. Loan Prepayments. The Borrower may prepay the principal amount of any Prime Advance in whole or in part from time to time without any prepayment penalty. The Borrower may not prepay any LIBOR Advance before the expiration of the LIBOR Interest Period applicable to such LIBOR Advance, except upon the payment of the amount provided for below.

     If any LIBOR Advance becomes due and payable or is prepaid prior to the last day of the applicable LIBOR Interest Period (including any prepayment resulting from the acceleration of the Loan(s) by the Lenders as a consequence of an Event of Default), the Borrower also promises to reimburse the Lenders on demand for any resulting loss, cost, or expense incurred by the Lenders as a result thereof including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding the Lenders' loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to the Lenders of making, funding, maintaining, or allocating capital to LIBOR Advances, then from time to time, within fifteen (15) days after demand by the Agent, the Borrower shall either
(a) pay to the Lenders additional amounts sufficient to compensate the Lenders for such increased cost; or (b) convert all LIBOR Advances to a Prime Advance. If the Borrower elects the option provided in the foregoing subparagraph (b), the Borrower shall not be subject to the requirement hereunder that the Borrower reimburse the Lenders for any loss, cost or expense incurred by the Lenders as a result of the Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period; provided, however, thereafter the Borrower may not elect for any Advances to be LIBOR Advances. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for the Lenders to make, fund, or maintain any LIBOR Advance, then the Lenders' obligation to make, fund, or maintain any LIBOR Advance shall terminate.

     2.09. Late Fee. If any sum of principal or interest in respect of a Loan is not paid within five (5) days after the date when due, then, in addition to and not in lieu of any other rights or remedies available to the Lenders, the Borrower shall pay to the Lenders, on demand, a late fee in an amount equal to the greater of five percent (5%) of such sum or Twenty-Five Dollars ($25.00), but not to exceed Two Thousand Dollars ($2,000.00). In no event, however, shall a late fee be payable under this Section 2.09 in respect of an Advance and the interest thereon if the Borrower fails to pay such Advance and interest on the Advance Maturity Date therefor or on the date on which such Advance and interest are payable as a result of the acceleration of a Loan pursuant to the terms of this Agreement.

     2.10. Facility 3/Letters of Credit. Subject to the terms, provisions and conditions hereof, The Huntington National Bank agrees to make available to Borrower an unsecured line of credit in an amount not to exceed Three Million Dollars ($3,000,000) for the issuance of Letters of Credit ("Facility 3"). Each Letter of Credit shall be irrevocable and shall have an expiration date not later than the Facility 1 Maturity Date. Any draw upon the Letters of Credit issued hereunder shall be (a) evidenced by the Facility 3 Note, (b) due and payable on demand, and (c) shall bear interest at the Prime Rate.

     Borrower shall pay to The Huntington National Bank a fee for issuance of a Letter of Credit in an amount equal to 125 basis points per annum (computed on the basis of a year of 360-days and the actual number of days of the stated term of the applicable Letter of Credit) of the aggregate stated amount of the applicable Letter of Credit. Such fee shall be payable in advance on the date of issuance of the applicable Letter of Credit. Borrower shall also pay to The Huntington National Bank when due all usual and customary administrative fees associated with the issuance of the Letters of Credit.

     2.11. Increase in Facility 1. If no Conditional Default or Event of Default shall have occurred and be continuing at such time, the Borrower may request, if it so elects, an increase in the aggregate principal amount of Facility 1 by making a written request to Agent that the aggregate principal amount of Facility 1 be increased; provided that (i) the aggregate principal amount shall at no time exceed Seventy Million Dollars ($70,000,000), (ii) the Agent shall have approved such increase in writing, and (iii) any Lender increasing its Commitment, as appropriate, shall have received any required customary closing conditions, including, without limitation, the Borrower's authorizing resolutions and opinions of counsel. Any request received by the Agent from the Borrower to increase the aggregate principal amount of Facility 1 shall be delivered to each Lender and shall be implemented by one or more existing Lenders agreeing to increase their Commitments; provided that no Lender shall have any obligation to increase its Commitment but each Lender shall have the right to elect to increase its Commitment in its sole discretion pro rata with any Lender hereunder or by any combination of the foregoing, as determined by the Agent in consultation with the Borrower. An increase in the aggregate principal amount of Facility 1 and any amendments to this Agreement made solely to evidence such increase shall not require the consent of any Lender not participating in such increase.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that as of the Closing
Date:

     3.01. Organization and Qualification. The Borrower is a duly formed and validly existing limited partnership under the laws of the Commonwealth of Virginia. The Guarantor is a duly formed and validly existing real estate investment trust under the laws of the State of Maryland.

     3.02. Right and Power; Corporate Authority. The Borrower has full right, power and authority to execute and deliver this Agreement and the other Loan Documents and to perform its obligations thereunder. The Borrower has taken the necessary corporate action to authorize the execution and delivery of the Agreement and the other Loan Documents and the borrowings thereunder.

     3.03. Conflict With Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the partnership agreement of the Borrower, or, to the Borrower's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which the Borrower is a party or by which the Borrower or its properties or assets are subject to or bound, or constitute a default thereunder or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the property of the Borrower pursuant to the terms of any such agreement or instrument, except as created by the Loan Documents.

     3.04. Authority, Validity and Binding Effect. The execution and delivery of this Agreement and the other Loan Documents, and the making of the borrowings contemplated by the provisions hereof and thereof, have been duly authorized by all necessary action on the part of the Borrower, and no authorization, approval or consent by, or filing with, any Governmental Authority or public regulatory authority is necessary therefor except for disclosures as required with the Securities and Exchange Commission. This Agreement and the other Loan Documents have been duly and validly executed and delivered by the Borrower and constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and by principles of equity.

     3.05. Financial Condition. The financial statements of the Borrower and the Guarantor furnished to the Lenders are complete and correct in all material respects. Such financial statements were prepared in accordance with GAAP consistently applied. The financial statements of the Borrower and the Guarantor fairly present their respective financial condition at the respective dates indicated therein. Since the dates of such financial statements, there has been no material adverse change in the assets, liabilities or financial condition of the Borrower and the Guarantor from that reflected thereon.

     3.06. Litigation. There are no actions, suits or proceedings pending or, to the Borrower's actual knowledge, threatened, against or affecting the Borrower, a Special Purpose Entity or the Guarantor before any court or Governmental Authority which might have a Material Adverse Effect.

     3.07. ERISA. The Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC. Neither a Reportable Event nor a Prohibited Transaction, has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred any other event which would constitute grounds for termination of or the appointment of a trustee to administer any "employee benefit plan" (including any "multi-employer plan") maintained for employees of Borrower or any ERISA Affiliate, all within the meanings ascribed by ERISA.

     3.08. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U) and the Borrower does not hold any margin stock (as defined in Regulation U).

     3.09. Investment Company Act. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     3.10. Public Utility Holding Company. Neither the Borrower nor the Guarantor is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     3.11. Insolvency. Neither the Borrower, a Special Purpose Entity nor the Guarantor is "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code and the Borrower and the Guarantor are each able to pay their debts as they mature.

     3.12. Organization and Qualification. To the extent required by Governmental Requirement, the Borrower and each Special Purpose Entity is duly qualified to conduct business in the state in which the Mortgaged Property is located.

     3.13. Right and Power; Corporate Authority. The Borrower and each Special Purpose Entity has full right, power and authority to execute and deliver the Loan Documents contemplated by the provisions hereof for such Advance and to perform its obligation thereunder. The Borrower has taken the necessary corporate action to authorize the execution and deliver of such Loan Documents.

     3.14. Conflict With Other Instruments. The execution and delivery of the Loan Documents contemplated by the provisions hereof for such Advance, the consummation of the transactions contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the limited partnership agreement of the Borrower and the operating agreement of each Special Purpose Entity, or, to the Borrower's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument

(except to the extent required under ground leases applicable to future Mortgaged Properties) to which the Borrower and each Special Purpose Entity is a party or by which the Borrower and each Special Purpose Entity or their properties or assets are subject to or bound, or constitute a default thereunder or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon the Mortgaged Properties or any other property of the Borrower and each Special Purpose Entity pursuant to the terms of any such agreement or instrument, except as created by the Loan Documents.

     The execution and delivery of the Guaranty, the Guarantor's guarantee contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the trust agreement of the Guarantor, or, to the Guarantor's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which the Guarantor is a party or by which the Guarantor or its properties or assets are subject to or bound.

     3.15. Authority, Validity and Binding Effect. The execution and delivery of the Loan Documents contemplated by the provisions hereof for such Advance, have been duly authorized by all necessary action on the part of the Borrower and each Special Purpose Entity, and no authorization, approval or consent by, or filing with, any Governmental Authority or public regulatory authority is necessary therefor. Such Loan Documents have been duly and validly executed and delivered by the Borrower and each Special Purpose Entity and constitute legal, valid and binding obligations of the Borrower and each Special Purpose Entity, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and by principles of equity.

     3.16. Litigation. There are no actions, suits or proceedings pending or, to the Borrower's actual knowledge, threatened, against or affecting the Mortgaged Properties before any court or Governmental Authority which might have a Material Adverse Effect.

     3.17. Compliance With Governmental Requirements. To Borrower's knowledge, the intended use of the Mortgaged Properties complies in all material respects with all applicable Governmental Requirements, as the same may be modified by any applicable variances and exceptions, to Borrower's knowledge, and all material provisions of any applicable restrictive covenants, and to Borrower's knowledge, the Borrower has obtained all material required permits with respect to the operation and use of such Mortgaged Properties.

     3.18. Utility Services. To Borrower's knowledge, all utility services necessary for the use and operation of the Mortgaged Property for such Mortgaged Property are available at the boundaries of the Mortgaged Property and are located within a public right of way adjacent to the Mortgaged Property or within an easement benefiting the Mortgaged Property, which easement is contiguous to the Mortgaged Property and a public right of way, and, to the actual knowledge of Borrower, such utilities have sufficient capacity to serve such Mortgaged Property.

     3.19. Hazardous Materials; Storage Containers; Wetlands. The Borrower and each Special Purpose Entity have not used Hazardous Materials on, from or affecting the Mortgaged

Property in any manner which violates any Governmental Requirements or Hazardous Materials Laws, and, to the best of the Borrower's knowledge, except as disclosed in any written reports and data provided to the Lenders, no prior owner of such Mortgaged Property or prior occupant thereof, has used Hazardous Materials on, from or affecting the Mortgaged Property in any manner which violates any Governmental Requirements or Hazardous Materials Laws. The Borrower further represents to the Lenders that, except as disclosed in any written reports and data provided to the Lenders, the Borrower and each Special Purpose Entity have not received any notice of any violations of Governmental Requirements or Hazardous Materials Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at such Mortgaged Property and, to the best of the Borrower's knowledge, there have been no actions commenced or threatened by any party for non-compliance with any such laws or regulations at such Mortgaged Property. The Borrower further represents that, except as disclosed in any written reports and data provided to the Lenders, no Storage Containers are located on or under such Mortgaged Property, except in compliance with all applicable Hazardous Materials Laws, and such Mortgaged Property does not contain any Wetlands.

     3.20. Covenants and Restrictions. Except as disclosed in writing to Agent or in any Title Policy delivered to Agent hereunder, there are no covenants, conditions or restrictions of record or of which the Borrower has knowledge that prohibit the Mortgaged Property from being used and operated as contemplated by the Lease for such Mortgaged Property.

     3.21. Flood Hazard. To Borrower's knowledge, except as may be disclosed in any survey or flood hazard certificate provided to Agent, no part of the Improvements forming a part of the Mortgaged Property are located in or on an "area having special flood hazards" ("Special Flood Hazard Area"), as that term is defined in the Flood Disaster Protection Act of 1973, as amended by the 1994 National Flood Insurance Reform Act, and as otherwise amended. If such Improvements (or any portion thereof) are located in a Special Flood Hazard Area, to Borrower's knowledge, the building floor elevations of such Improvements are located at the height prescribed (if any) by Governmental Requirements above the designated flood plain elevation for the Special Flood Hazard Area, as determined by FEMA. For purposes of this Section 3.21, the defined term Improvements shall include only walled and roofed buildings.

     The representations and warranties contained above and in the other Loan Documents shall be true on and as of the date of each Advance with the same effect as though such representations and warranties had been made on and as of each such date.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

     The Borrower agrees that the obligation of the Lenders to make an Advance is subject to the accuracy in all material respects, as of the date hereof and the date of such Advance of the representations and warranties contained herein and under the other Loan Document, to performance by the Borrower of its agreements to be performed hereunder and under the other Loan Document on or before the date of such Advance, and to the satisfaction of the following further conditions:

     4.01. Initial Advance. Prior to the initial Advance by the Lenders:

          a. Organizational Documents. There shall have been furnished to the Agent by the Borrower:

               i. A copy of the certificate of limited partnership of the Borrower, together with any and all amendments thereto, filed with the appropriate Governmental Authorities of the Commonwealth of Virginia;

               ii. A copy of the limited partnership agreement of the Borrower, together with any and all amendments thereto certified by the Guarantor, as the general partner of Borrower;

               iii. An original or a copy of a Certificate of Existence for the Borrower issued by the appropriate Governmental Authorities of the Commonwealth of Virginia bearing a recent date;

               iv. A copy of the resolutions of the Borrower authorizing the Loans and the execution of this Agreement and the Loan Documents certified by the Guarantor, as the general partner of Borrower;

               v. A copy of the articles of organization of each Special Purpose Entity, together with any and all amendments thereto, filed with the appropriate Governmental Authorities of the state in which the Special Purpose Entity is organized;

               vi. A copy of the operating agreement of each Special Purpose Entity, together with any and all amendments thereto, certified by the Borrower;

               vii. An original or copy of a Certificate of Existence for each Special Purpose Entity issued by the appropriate Governmental Authorities for the state in which the Special Purpose Entity is organized;

               viii. A copy of the trust agreement for the Guarantor, together with any and all amendments thereto, certified by the Secretary thereof;

               ix. A copy of the resolutions of the Guarantor authorizing the Guaranty, certified by the Secretary of Guarantor; and

               x. An original or a copy of a Certificate of Existence for the Guarantor issued by the appropriate Governmental Authorities of the State of Maryland.

          b. Borrower's Counsel Opinion. The Borrower shall furnish to the Lenders an opinion of counsel for the Borrower, the Guarantor and the Special Purpose Entities in form and substance reasonably acceptable to the Lenders.

          c. Notes/Loan Documents. The Borrower shall have executed and delivered to the Lenders the Notes, the Facility 3 Note and the applicable Loan Documents with blanks appropriately completed.

          d. Guaranty. The Guarantor shall have executed and delivered to the Agent the Guaranty.

     4.02. Mortgaged Properties. With respect to each of the Mortgaged Properties, the Borrower shall have satisfied each of the following conditions:

          a. Organizational Documents. There shall have been furnished to the Agent by the Borrower:

               i. A certificate of the Borrower, certifying that no amendments or modifications have been made to the limited partnership agreement of the Borrower furnished to the Agent pursuant to Section 4.01(a) hereof, other than such amendments or modifications as have been furnished to the Agent pursuant to Section 6.12 hereof.

               ii. An original or copy of a Certificate of Existence for the Borrower and each Special Purpose Entity issued by the Secretary of State of Virginia or the state in which a Special Purpose Entity is organized, as applicable, bearing a recent date;

               iii. To the extent required by Governmental Requirement, an original or copy of a Certificate of Authority for the Borrower, if applicable, and each Special Purpose Entity as a foreign limited liability company doing business in the state in which the Mortgaged Property is located;

               iv. A copy of the resolutions of Borrower authorizing the Advance and the execution of the Loan Documents contemplated by the provisions hereof for such Advance;

               v. A certificate of the Guarantor certifying that no amendments or modifications have been made to the trust agreement of the Guarantor furnished to the Lenders pursuant to Section 4.01(ix) hereof;

               vi. An original or copy of a Certificate of Existence for the Guarantor issued by the Secretary of State of Maryland bearing a recent date; and

               vii. A copy of the resolutions of the Guarantor authorizing such Advance or for all Advances made pursuant to this Agreement.

          b. Borrower's Counsel Opinion. The Borrower shall furnish to the Lenders the opinions of counsel for the Borrower, each Special Purpose Entity and the Guarantor in form and substance reasonably acceptable to the Lenders.

          c. Project Agreement. The Agent, the Borrower and each Special Purpose Entity shall have entered into a satisfactory Project Agreement with respect to a Mortgaged Property.

          d. Security Documents. There shall have been executed and delivered to the Agent the following security documents with respect to such Mortgaged
     Property:

               i. a Mortgage which shall constitute a first mortgage or deed of trust lien, as applicable, on the Borrower's and each Special Purpose Entity's fee simple interest in such Mortgaged Property or Borrower's or a Special Purpose Entity's interest in the ground lease (which ground lease shall be in form and substance acceptable to the Lenders and which ground lease shall have no less than 35 years remaining on its lease term and the lessor thereunder shall provide Lenders with an estoppel letter containing lender protection provisions acceptable to Lenders);

               ii. an Assignment of Rents and Leases pursuant to which the Borrower shall have collaterally assigned to the Lenders all the right, title and interest of the Borrower and each Special Purpose Entity as landlord in and to all existing and future leases of space in such Mortgaged Property, including, without limitation, the Lease for such Mortgaged Property, and all rentals and other monies due and to become due under said leases;

               iii. an Assignment pursuant to which the Borrower and each Special Purpose Entity shall have collaterally assigned to the Lenders all the right, title and interest of the Borrower and each Special Purpose Entity in and to the material permits, licenses, warranties and other agreements in respect of such Mortgaged Property; and

               iv. the Borrower or a Special Purpose Entity has then entered into a Mortgaged Property Sale Agreement for such Mortgaged Property, a Collateral Assignment of Mortgaged Property Sale Agreement pursuant to which the Borrower and a Special Purpose Entity shall have collaterally assigned to the Lenders all the right, title and interest of the Borrower and a Special Purpose Entity in, to and under such Mortgaged Property Sale Agreement and the Deposit made thereunder.

          Each of the above-described collateral documents shall be properly completed and reflect only such further changes as may be necessary to comply with the requirements of the jurisdiction in which such Mortgaged Property is located.

          e. Borrower's Affidavit. The Borrower and the applicable Special Purpose Entity shall have furnished to the Lenders an executed Borrower's Affidavit with respect to such Mortgaged Property.

          f. Environmental Indemnity. The Borrower, the applicable Special Purpose Entity and the Guarantor shall have furnished to the Lenders an executed Environmental Indemnity Agreement with respect to such Mortgaged Property.

          g. Title Policy. A Title Company shall have issued and delivered to the Agent a policy of title insurance acceptable to the Lenders insuring the priority of the lien of the Mortgage encumbering such Mortgaged Property in an amount of not less than the purchase price paid by Borrower or the applicable Special Purpose Entity for the purchase of the Mortgaged Property. The Title Policy shall have an effective date of no earlier than the date of such Advance, shall provide extended coverage (i.e., all preprinted or standard exceptions shall be deleted), a 3.1 zoning endorsement (if such endorsement is selected by the Borrower pursuant to Section 4.01(i)(i) hereof to evidence proper zoning of the Mortgaged Property), an access endorsement, a comprehensive endorsement, a subdivision endorsement (where necessary), a last dollar endorsement, a contiguity endorsement (if needed), a revolving credit endorsement and affirmative coverage with respect to filed or unfiled mechanic's lien (where available at reasonable cost) and shall be subject only to such exceptions as may be reasonably approved by the Agent.

          h. Survey. The Borrower shall have furnished to the Agent an Urban Class ALTA/ACSM Minimum Standard Detail Survey (including Items 1,3,4,6,7,8,9,10,11 and 13 of Table A thereof or such provisions thereof as are acceptable to Agent) of the Mortgaged Property, made by a registered engineer or surveyor licensed by the state in which such Mortgaged Property is located and reasonably satisfactory to the Agent and the Title Company and certified to each of them as of a date not more than sixty (60) days prior to the date of the Advance made in respect of such Mortgaged Property the boundaries of such Mortgaged Property, the actual location of the Improvements located on such Mortgaged Property, all building setback lines, easements, rights of way and encroachments affecting such Mortgaged Property and other matters apparent thereon and the relation of such Mortgaged Property to public thoroughfares for access purposes, certifying that the Improvements (excluding Improvements that are not walled and roofed buildings) located on the Mortgaged Property are not located within a special flood hazard area as defined by the Flood Disaster Protection Act of 1973, and showing the number of the Flood Insurance Rate Map on which such Mortgaged Property is shown and the date of such map, and shall specify the flood hazard zone in which such Mortgaged Property is situated. Such survey shall be reasonably acceptable to the Agent and shall not disclose, in the Agent's reasonable opinion, any facts or circumstances which materially affect or could materially affect the marketability of such Mortgaged Property or the Borrower's ability to sell or finance such Mortgaged Property.

          i. Approvals and Permits. The Borrower shall submit to the Agent evidence reasonably satisfactory to the Agent to the effect that:

               i. The Mortgaged Property is presently zoned to permit its use and operation as contemplated by the Borrower or the applicable Special Purpose Entity for such Mortgaged Property, which evidence may be a 3.1 zoning endorsement issued by the Title Company or a satisfactory opinion of counsel admitted to practice in the state in which such Mortgaged Property is located or a zoning confirmation letter of the Governmental Authority having zoning jurisdiction over such Mortgaged Property;

               ii. The Borrower has obtained such access easements and utility easements, if any, as may be reasonably necessary for the contemplated use of such Mortgaged Property and such easements are insured under the Title Policy;

               iii. All required permits, licenses and approvals for the use and operation of such Mortgaged Property (including a permanent occupancy permit or a certificate of occupancy, if issued by the jurisdiction in which such Mortgaged Property is located) have been obtained from the applicable Governmental Authorities; and

               iv. All utility services necessary for the operation of such Mortgaged Property are available at the boundaries of the Mortgaged Property and are located within a public right of way adjacent to the Mortgaged Property or within an easement benefiting the Mortgaged Property, which easement is contiguous to the Mortgaged Property and a public right of way, and all such utilities have the capacity necessary to provide service to such Mortgaged Property.

          j. Insurance. The Borrower shall have furnished to the Agent the insurance required by the Mortgage encumbering such Mortgaged Property, together with evidence of payment in full of the premiums thereon.

          k. Plans and Specifications. To the extent the same are in the Borrower's or its agent's possession, the Borrower shall have furnished to the Agent for its review and reasonable approval the Plans and Specifications for such Mortgaged Property.

          l. Appraisal. The Agent shall have received a written appraisal in a form acceptable to Lenders. The appraiser providing a Mortgaged Property appraisal will be selected and directly engaged by the Agent. The cost of a Mortgaged Property appraisal, and any update thereof as provided below, will be charged to the Borrower and paid by the Borrower upon the Borrower's receipt of an invoice therefor; provided, however, Borrower shall be responsible for the costs of no more than one (1) appraisal or update per year with respect to a Mortgaged Property, except in the case of a foreclosure. Each Mortgaged Property appraisal shall be prepared in accordance with the Uniform Standards of Professional Appraisal Practice applicable to Federally Related Transactions as set out in Appendix A to the real estate appraisal regulations adopted by the Office of the Comptroller of the Currency pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (Sub-part C of 12 C.F.R. 34) and shall be prepared in response to an engagement letter to be issued by the Agent. Agent shall be entitled to order an update to any Mortgaged Property if Agent reasonably determines in good faith that a Material Adverse Effect has occurred or is required to do so under applicable banking regulations. Any new Mortgaged Property appraisal or update to an existing Mortgaged Property appraisal needs to be approved by the Required Lenders prior to any change in the appraised value of a Mortgaged Property.

          m. Inspecting Architect's Report. If requested by the Agent, the Lenders shall have received a satisfactory report of an Inspecting Architect for such Mortgaged Property.

          n. Environmental Report. The Borrower shall have furnished to the Agent a copy of an environmental report by an environmental consulting company reasonably acceptable to the Agent (the "Environmental Report") showing that the environmental condition of such Mortgaged Property is reasonably acceptable to the Agent. The Environmental Report shall be addressed to the Lenders, or, in the alternative, the Borrower shall provide to the Agent a letter of the consulting company that prepared the Environmental Report pursuant to which such consulting company authorizes the Lenders to rely on the Environmental Report. Agent shall be entitled to order an update to any Environmental Report, as Agent deems necessary in its reasonable discretion.

          o. Leases. The Borrower shall have furnished to the Agent a copy of all Leases for such Mortgaged Property.

          p. Major Lease. In the event a Mortgaged Property is subject to a Major Lease to one Tenant, the Borrower shall have furnished to the Agent an executed Lease for such Mortgaged Property which shall have a remaining term (excluding optional extension or renewal periods) acceptable to the Lenders and shall be in a form and content reasonably acceptable to the Lenders in all other respects, including rental amounts payable thereunder. Such Lease or a separate document from the Tenant which is party thereto shall include the agreement of such Tenant to subordinate its interest thereunder to any first mortgage or deed of trust on such Mortgaged Property upon the request of the mortgagee or the beneficiary thereunder (a "Mortgagee") and to attorn to such Mortgagee or any purchaser of such Mortgaged Property at a foreclosure sale or a sale made under any power of sale or pursuant to a deed in lieu of foreclosure, provided such Mortgagee agrees to reasonable non-disturbance provisions if the Tenant under such Lease is not in default beyond any applicable cure period thereunder.

          The Borrower shall use reasonable efforts to attempt to obtain the following provisions in such Major Lease or separate document:

               i. The Major Tenant party thereto shall agree to give a Mortgagee by registered or certified mail, a copy of any notice of default served upon the landlord, provided that prior to such notice of default such Major Tenant has been notified in writing, of the existence of such mortgage or deed of trust and the address of such Mortgagee;

               ii. A Mortgagee shall have sixty (60) days after its receipt from such Major Tenant of written notice of a default by the landlord under such Major Lease to correct or cure such default; and

               iii. Such Major Tenant shall comply with all Hazardous Materials Laws, and shall not store any Hazardous Materials in, on or under such Mortgaged Property, except in accordance with applicable laws and regulations.

          q. Subordination, Non-Disturbance and Attornment Agreement. The Borrower and each Special Purpose Entity shall have furnished to the Agent a Subordination, Non-Disturbance and Attornment Agreement for such Mortgaged Property, executed by the Borrower or the Special Purpose Entity, the Agent and all Major Tenants and Tenants under "master leases" of such Mortgaged Property.

          r. Damage. Such Mortgaged Property shall not have been materially injured or damaged by fire or other casualty.

          s. Tenant Estoppel. The Borrower shall have furnished to the Agent a tenant estoppel letter in respect of such Mortgaged Property executed by all Major Tenants and Tenants under "master leases" of such Mortgaged Property in a form which is reasonably satisfactory to the Agent and such Tenant, stating that the Lease is in full force and effect, that landlord is not in default and that Tenant is not aware of any amounts it could setoff against rent and including such other statements as are reasonably required by the Agent.

          t. Purchase Agreement for Acquisition of Mortgaged Property. The Borrower shall have furnished to the Agent a copy of the executed purchase agreement pursuant to which the Borrower has acquired or will acquire such Mortgaged Property and a copy of the closing statement therefor.

          u. Special Flood Hazard Area. If the Improvements (or any portion thereof) forming a part of such Mortgaged Property (excluding Improvements that are not walled and roofed buildings) are located in an Special Flood Hazard Area:

               i. The Borrower shall have furnished evidence satisfactory to the Agent that the building floor elevations of such Improvements are located at the height (if any) prescribed by Governmental Requirements above the designated flood plain elevation for the Special Flood Hazard Area, as determined by FEMA; and

               ii. The Borrower shall have provided to the Agent either: (A) the flood insurance required by the Mortgage encumbering such Mortgaged Property, together with evidence of payment in full of the premium thereon, or (B) a copy of a Letter of Map Revision ("LOMR") issued by FEMA, removing such Mortgaged Property from the Special Flood Hazard Area as determined by FEMA.

     4.03. Working Capital Advances. With respect to Advances of the Loans for Borrower's working capital purpose, such Advances will be made by the Lenders to Borrower upon application by Borrower which application shall state the intended use of such Advances.

     4.04. Subsequent Advances. Prior to any Advance:

          a. Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents shall be true in all material respects on and as of the date each Advance with the same effect as though such representations and warranties had been made on and as of each such date.

          b. Conditional Default/Event of Default. No Event of Default or Conditional Default shall have occurred and be continuing or shall exist.

          c. Conditions in 4.01. All of the conditions set forth in Section 4.01 hereof shall remain satisfied.

     4.05. Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement with respect to a Mortgaged Property shall be in form and substance reasonably satisfactory to counsel for the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such Mortgaged Property, in form and substance, as to certification and otherwise, reasonably satisfactory to such counsel, as the Agent or its counsel may request.

                                    ARTICLE V
                                  DISBURSEMENTS

     5.01. Advances. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Lenders agree to make Advances to the Borrower in accordance with, and subject to the following requirements and limitations:

          a. Requests for Loan Advances. Not less than five (5) business days prior to the making of an Advance, the Borrower shall submit to the Agent a Disbursement Request in such form as the Agent may require setting forth the total amount of the Advance which is requested. Each Disbursement Request and each receipt of the Advance requested thereby shall constitute a certification by the Borrower that the representations and warranties contained in Article III hereof are true and correct on the date of such Disbursement Request or such receipt, as the case may be.

          b. Borrowing Limitations. In no event shall the outstanding principal balance of Facility 1 or Facility 1 and Facility 2 on a combined basis exceed the applicable Borrowing Base.

          c. Advances to Cure Defaults; etc. Notwithstanding the foregoing provisions of this Section 5.01, and without receiving Requests for Advances for such Advances, the Lenders may at any time or from time to time (i) make Advances to cure any Event of Default or Conditional Default,
     (ii) make Advances to pay interest on the Loans, (iii) make Advances to pay the reasonable fees and expenses of counsel for the Agent; and

     (iv) make Advances to pay the reasonable fees and expenses payable to a Title Company for the issuance of a Title Policy. Any Advances made pursuant to this subparagraph (c) shall be evidenced by the Facility 1 Note, as fully as if made to the Borrower, and shall be paid by the Borrower upon demand by the Agent. The Agent shall provide written notice to the Borrower of each Advance made under this subparagraph (c).

                                   ARTICLE VI
                        BORROWER'S AFFIRMATIVE COVENANTS

     The Borrower covenants that until payment in full of the Loans and performance of all of the Borrower's other obligations under the Loan Documents:

     6.01. Financial Statements. The Borrower will deliver or cause to be delivered to the Agent:

          a. As soon as practicable, but in any event within ninety (90) days after the close of each fiscal year of Guarantor, audited financial statements of Guarantor, prepared by a nationally recognized certified public accounting firm on a consolidated and consolidating basis for itself and its Subsidiaries, including a balance sheet, statement of income and retained earnings and a statement of cash flows;

          b. As soon as practicable, but in any event within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements of Borrower, prepared by a nationally recognized certified public accounting firm on a consolidated and consolidating basis for itself and its Subsidiaries, including a balance sheet, statement of income and retained earnings and a statement of cash flows;

          c. Within ten (10) days after the same are filed, copies of all reports filed by Guarantor with the Securities and Exchange Commission;

          d. Five (5) days prior to each Advance, a Borrowing Base Certificate (as of the end of the last calendar month);

          e. As soon as practicable, but in any event within thirty (30) days after the end of each fiscal quarter of the Borrower, certified rent rolls and operating statements for each of the Mortgaged Properties, together with a Compliance Certificate;

          f. Within ninety (90) days after the end of each fiscal year, projected income statements and balance sheets for Borrower and Guarantor;

          g. As soon as possible, but in any event within ten (10) Business Days after the Borrower becomes aware thereof, a written statement signed by the chief executive officer or the chief financial officer of the Borrower describing any Reportable Event or Prohibited Transaction which has occurred with respect to any Plan and the action which the Borrower proposes to take with respect thereto; and

          h. The Borrower will with reasonable promptness furnish to the Agent such additional financial and other information respecting the financial condition, business or operations of the Borrower as the Agent may from time to time reasonably request.

     All such financial statements shall be prepared in accordance with GAAP applied on a basis consistent with prior practice unless otherwise specifically noted thereon.

     6.02. Notices. The Borrower will promptly give the Agent written notice of:

          a. the occurrence or existence of any Event of Default of which the Borrower has actual knowledge, together with a written statement of the action being taken by the Borrower to remedy such Event of Default;

          b. all litigation or proceedings before any court or Governmental Authority affecting the Borrower or its properties that the Borrower reasonably determines may have a Material Adverse Effect or that affects the use or operation of a Mortgaged Property; and

          c. any claims against any collateral given by Borrower or Guarantor to secure the Loan.

     6.03. Access to Books and Inspection. The Borrower will give any officer or representative of the Agent access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of the Borrower relating to the Mortgaged Properties financed with proceeds of the Loan and to inspect such Mortgaged Properties (provided such inspections shall not interfere with a Tenant's use of a Mortgaged Property), all at such reasonable times and as often as the Agent may reasonably request; provided, however, that the Agent shall have no obligation to make any such inspections nor have any responsibility to the Borrower or any person, firm or corporation for any defects or deficiency which may be or which would have been revealed by any such inspection, whether or not discovered by the Agent.

     6.04. Governmental Requirements. The Borrower will comply with all material Governmental Requirements (including ERISA) and all material terms of restrictive covenants applicable to the each Mortgaged Property in respect of which Advances have been made and are outstanding.

     6.05. Maintenance. The Borrower will maintain each Mortgaged Property in good repair and safe condition at all times and indemnify and defend and hold the Lenders harmless from any and all claims relative to the use and occupancy of each Mortgaged Property.

     6.06. Insurance. The Borrower will maintain such insurance on each Mortgaged Property in amounts set forth in the Mortgage for such Mortgaged Property.

     6.07. Further Assurances. The Borrower will execute, acknowledge when appropriate, and deliver from time to time at the request of the Agent, such instruments and documents as in the reasonable opinion of the Agent are necessary or desirable to perfect the security interests required herein.

     6.08. Failure to Perform. If the Borrower neglects or refuses to pay the costs, premiums, liabilities or other charges incurred in connection with the Loans or otherwise fails to perform its covenants hereunder, the Lenders may do so and may add the cost thereof to the Loans as indebtedness evidenced by the Notes, and may collect the same from the Borrower upon demand with interest thereon at the highest Default Rate until paid thereunder.

     6.09. Environmental. The Borrower covenants and agrees to keep or cause each Mortgaged Property to be kept free of Hazardous Materials in violation of any Governmental Requirement and, without limiting the foregoing, the Borrower and each Special Purpose Entity shall not cause or permit any such Mortgaged Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Governmental Requirements, nor shall the Borrower and each Special Purpose Entity cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower and each Special Purpose Entity or any tenant, subtenant or occupant, a release of Hazardous Materials in violation of any Governmental Requirement onto any such Mortgaged Property or onto any other property.

     If Hazardous Materials are present at a Mortgaged Property in violation of the requirements of this Section 6.09, the Borrower shall immediately notify Agent and:

          a. conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on, under or from such Mortgaged Property in accordance with all applicable federal, state and local laws, ordinances, rules, regulations and policies (including, without limitation, Hazardous Materials Laws), to the reasonable satisfaction of the Agent, and in accordance with the orders and directives of all Governmental Authorities;

          b. defend, indemnify and hold harmless the Lenders, their employees, agents, officers and directors (the "Indemnified Parties") from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to any of the following ("Environmental Losses"):

               i. the presence, disposal, release or threatened release of any Hazardous Materials on, over, under, from or affecting such Mortgaged Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon;

               ii. any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;

               iii. any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials; and/or

               iv. any violation of laws, orders, regulations, requirements or demands of Governmental Authorities, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses.

     Notwithstanding any provision hereof, the Borrower does not indemnify the Indemnified Parties against any Environmental Losses (i) caused by any Indemnified Party, (ii) arising from the breach, violation or threatened violation of any applicable Hazardous Materials Laws which first occurs after the Indemnified Parties take actual possession of a Mortgaged Property pursuant to a foreclosure of the Mortgage encumbering the same or pursuant to a transfer pursuant to a power of sale or deed in lieu of foreclosure thereof; or (iii) any release, discharge, disposal or presence of Hazardous Materials caused by a receiver of a Mortgaged Property or which first occurs while a receiver is in possession of such Mortgaged Property.

     6.10. Personal Property. Borrower and each Special Purpose Entity shall maintain all Personal Property and Fixtures incorporated into a Mortgaged Property in accordance with the terms of the Mortgage encumbering such Mortgaged Property.

     6.11. Financing Statements. The Borrower hereby authorizes the Agent to execute one or more financing statements and renewals and amendments thereof pursuant to the Uniform Commercial Code of the State of Virginia and the state in which each Special Purpose Entity is organized and the state in which a Mortgaged Property is located in form satisfactory to the Agent, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Agent to be necessary or desirable.

     6.12. Organizational Documents. The Borrower shall provide to the Agent copies of any amendments or modifications to, or replacements of, the Borrower's certificate or articles of limited partnership, and the organizational documents of each Special Purpose Entity. The Borrower shall cause to be provided to the Agent copies of any amendments or modifications to, or replacements of, the Guarantor's certificate or articles of incorporation or by-laws.

     6.13. USA Patriot Act. Borrower represents and warrants to the Lenders that neither Borrower nor any entity or individual owning, owned by or under common ownership with Borrower or any guarantor of the Loans (each for purpose of this Section 6.14, an "Affiliate"), is identified in any list of known or suspected terrorists published by any United States government agency (individually, as each such list may be amended or supplemented from time to time, referred to as a "Blocked Persons List"), including, without limitation, (a) the annex to Executive Order 13224 issued on September 23, 2001 by the President of the United States and (b) the Specially Designated Nationals List published by the United States Office of Foreign Assets Control. Furthermore, Borrower hereby agrees that if Borrower becomes aware that Borrower or any Affiliate is identified on any Blocked Persons List, Borrower shall immediately notify Agent in writing of such information. In the event Borrower or any Affiliate is at any time identified on any Blocked Persons List, such event shall be an Event of Default, and shall entitle the Agent and the Lenders to exercise any and all remedies provided hereunder or in any other Loan Document or otherwise permitted by law. In addition, Agent or any Lender may immediately contact the Office of Foreign Assets Control and any other governmental agency Agent or such Lender deems appropriate in order to comply with its legal obligations. Upon the occurrence of such Event of Default, Agent and Lenders shall forbear enforcement of their rights and remedies during such time as (1) the party identified in a Blocked Persons List is contesting in good faith by appropriate legal proceedings such party's inclusion in a Blocked Persons List and (2) Agent or any Lender, as the case may be, determines, in its sole and absolute discretion, that such forbearance will not adversely affect title to, the condition or value of, or any lien in favor of the Lenders and encumbering any part of the Mortgaged Property or otherwise adversely impact the ability of the party or Borrower to perform their respective obligations under or with respect to any Loan Document.

     6.14. Mortgaged Property Approval. With respect to a proposed Mortgaged Property, Borrower shall submit the information required by Exhibit K to the Agent and Agent shall deliver copies of such information to all of the Lenders, and the Required Lenders shall have approved those materials identified in Exhibit K attached hereto. In connection with the approval of a Mortgaged Property, the Required Lenders may impose requirements with respect to the proposed Mortgaged Property regarding disbursement of any Advance in addition to those set forth herein. Such additional requirements will be set forth in the Project Agreement to be executed by the Agent and the Borrower in respect of such Mortgaged Property, which Project Agreement, when executed, shall be deemed to be a modification and amendment of this Agreement.

     Each Lender hereby acknowledges and agrees that the information submitted by Borrower to the Lenders, including the information identified on Exhibit K is proprietary and confidential information of Borrower and shall be maintained in confidence by the Lenders and used solely and exclusively for the purpose of determining such Lender's consent to the inclusion of such Real Estate Asset as a Mortgaged Property subject to disclosure to their respective auditors, regulatory authorities and potential participants in the Loan.

                                   ARTICLE VII
                          BORROWER'S NEGATIVE COVENANTS

     The Borrower covenants that until payment in full of the Loans and performance of all of the Borrower's other obligations under the Loan Documents:

     7.01. Prohibition upon Transfer, Secondary Financing. The Borrower and each Special Purpose Entity shall not convey, sell (other than pursuant to a Mortgaged Property Sale Agreement), lease (other than pursuant to a Lease) or otherwise dispose of all or any part of a Mortgaged Property or any interest therein (legal or equitable) (other than in connection with any Mezzanine Debt), or grant any security interest or lien with respect to such Mortgaged Property, unless in connection therewith the applicable Mortgage Release Price is paid to the Lenders; provided, however, Borrower and each Special Purpose Entity shall be entitled to waive its landlord lien, if required by a Tenant.

     7.02. Easements. The Borrower and each Special Purpose Entity will not enter into any easement affecting a Mortgaged Property without first obtaining the Agent's written approval, which approval will not be unreasonably delayed or withheld or conditioned upon payment of fees, of such easement and the terms and conditions thereof; provided, however, no such approval shall be required if such easement is granted in the ordinary course of business and provides reasonable benefit to such Mortgaged Property. The Borrower shall provide to the

Agent an executed copy of any easement entered into in respect of a Mortgaged Property in respect of which an Advance has been made and remains outstanding.

     7.03. Lease/Mortgaged Property Sale Agreement. The Borrower and each Special Purpose Entity may, in the ordinary course of business, enter into, modify, amend, alter, terminate or cancel any Lease (other than a Major Lease). The Borrower and each Special Purpose Entity will not enter into, modify, amend, alter, terminate or cancel any Major Lease for a Mortgaged Property, or assign, transfer, pledge or encumber any of its right, title or interest under any Lease, without the Agent's prior written consent, which consent will not be unreasonably delayed or withheld or conditioned upon payment of fees, or payment of the Mortgage Release Price for such Mortgaged Property to the Lenders. The Agent shall not unreasonably withhold or delay its consent to a modification, amendment or alteration to such a Major Lease. If the Borrower or a Special Purpose Entity enters into a Mortgaged Property Sale Agreement for a Mortgaged Property, the Borrower or a Special Purpose Entity will provide to the Agent a copy of the same within twenty (20) Business Days after the execution thereof.

     7.04. Margin Stock. The Borrower shall not use or cause or permit any of the proceeds of the Loans to be used, either directly or indirectly, for the purpose whether immediate, incidental or remote of purchasing or carrying any margin stock within the meaning of Regulation U or of extending credit to others for the purpose of purchasing or carrying any margin stock, and the Borrower shall furnish to the Agent, upon its request, a statement in conformity with the requirements of Federal Reserve Board Form U-1 referred to in Regulation U. Further, no part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     7.05. Change Name and Place of Business. The Borrower or a Special Purpose Entity shall not change its corporate name or principal place of business, except on not less than fifteen (15) days' prior written notice to the Agent.

     7.06. Benefit Plans. The Borrower shall not permit any condition to exist in connection with any employee benefit plan which might constitute grounds for the PBGC to institute proceedings to have the employee benefit plan terminated or a trustee appointed to administer the employee benefit plan; or engage in, or permit to exist or occur any other condition, event or transaction with respect to any employee benefit plan which could result in the Borrower incurring any material liability, fine or penalty.

     7.07. Restricted Assets. The Consolidated Group shall not construct, acquire or otherwise own nursing homes, congregate care or assisted living facilities or acquire any undeveloped real estate which the Consolidated Group does not intend to construct a Real Estate Asset thereon or a portion thereof (collectively, the "Restricted Assets") unless Borrower delivers to Agent copies of resolutions authorizing such acquisitions and the aggregate value of all such Restricted Assets does not exceed Ten Percent (10%) of the Total Current Value of Assets.

     7.08. Recourse Indebtedness. Other than the Loans, the Mezzanine Debt and the Construction Loans, Borrower, Guarantor and the Special Purpose Entities will not have outstanding Recourse Indebtedness in excess of twenty percent (20%) of the Total Current Value of Assets.

     7.09. Facility 1 Mortgaged Properties Debt Service Coverage Ratio. Borrower will not allow the Facility 1 Mortgaged Properties Debt Service Coverage Ratio to be less than 1.40 to 1.00.

     7.10. Facility 1 and Facility 2 Combined Mortgaged Properties Debt Service Coverage Ratio. Borrower will not allow the Facility 1 and Facility 2 Combined Debt Service Coverage Ratio to be less than 1.30 to 1.00.

     7.11. Mezzanine Debt. Other than the Mezzanine Debt, the Consolidated Group will not incur any additional Mezzanine Debt. In addition, the Consolidated Group shall not incur Mezzanine Debt on any one Real Estate Asset in excess of Four Million Dollars ($4,000,000), and provided further, the aggregate amount of the applicable Construction Loan and the Mezzanine Debt shall not exceed ninety percent (90%) of the Real Estate Asset Budget Amount for any such Real Estate Asset.

     7.12. Asset Value of Real Estate Assets. The total asset value of all projects under construction (measured by the Real Estate Assets Budget Amount) shall not exceed thirty-five percent (35%) of the Total Current Value of Assets.

     7.13. Dissolve, Liquidate, Merge, Etc. The Borrower, Guarantor or any Special Purpose Entity shall not dissolve, liquidate, enter into any consolidation or merger with, or acquisition of, any other Person. Notwithstanding the foregoing, Borrower or a Special Purpose Entity may, without the written consent of Agent (A) transfer limited partnership interests or membership units in the Borrower or a Special Purpose Entity, as applicable, (B) replace the general partner for the Borrower or the manager of a Special Purpose Entity with a wholly owned Subsidiary of Guarantor, (C) convert interests in the Borrower into interests in Guarantor, and (D) issue additional limited partnership units or other securities, even if such issuance results in a reduction of the partnership interest of Guarantor in the Borrower, provided that, after giving effect to such transactions, transfer or series of transfers described in (A), (B), (C) and (D), Guarantor or a wholly owned Subsidiary of Guarantor owns more than fifty-one percent (51%) of the partnership interests of the Borrower and the Borrower owns more than fifty-one percent (51%) of the Special Purpose Entity and the Guarantor has managerial control over Borrower and Borrower has managerial control over the applicable Special Purpose Entity.

     7.14. Value of Undeveloped Land. The total asset value of all undeveloped land owned by the Consolidated Group (excluding the value of any land under construction) shall not exceed Five Percent (5%) of the Total Current Value of Assets.

                                  ARTICLE VIII
                                    DEFAULTS

     8.01. Events of Default. The Borrower agrees each of the following described events shall constitute an "Event of Default" hereunder:

          a. The Borrower shall fail to make any payment under the Notes within ten (10) days after the date the same are due and payable; or

          b. Any representation or warranty made by the Borrower herein, in any other Loan Document or in any certificate, financial statement or other document furnished by the Borrower or a Special Purpose Entity pursuant to the provisions hereof, shall prove to have been materially false or misleading as of the time made or furnished, and the Borrower does not, within thirty (30) days after the earlier of receiving written notice from the Agent or the Borrower's own determination that such representation or warranty is false or misleading, commence and complete such actions as are necessary to make such warranty or representation true and accurate; provided, however, that the Borrower shall not be entitled to the foregoing cure period if the Borrower had actual knowledge that such representation or warranty was false or misleading when made; or

          c. The Borrower shall default in the performance or observance of the covenants contained in Article VII hereof, and such default has not been cured or corrected within thirty (30) days following written notice from the Agent to the Borrower; provided, however, that if such default is of such a nature that it cannot be cured or corrected within such thirty (30) day period, the Borrower shall be entitled to such additional time as may be necessary to cure or correct such default if the Borrower promptly commences such cure or corrective action and diligently pursues such cure or corrective action to completion; or

          d. The Borrower shall default in the performance or observance of any other covenant, condition or provision herein contained including those set forth in this Article VIII for which no specific grace or cure period is set forth, and such default has not been cured or corrected within thirty
     (30) days following written notice from the Agent to the Borrower; provided, however, that if such default is of such a nature that it cannot be cured or corrected within such thirty (30) day period, the Borrower shall be entitled to such additional time as may be necessary to cure or correct such default if the Borrower promptly commences such cure or corrective action and diligently pursues such cure or corrective action to completion; provided, further, however, there shall be no grace or cure period afforded to Borrower for any Event of Default set forth under Sections 8.01(o) through 8.01(s) below; or

          e. The Borrower shall default in the performance or observance of any covenant, condition or provision contained in any other Loan Document to which the Borrower is a party, and such default shall continue uncured after any applicable cure or grace period, or if such Loan Document does not contain an applicable cure period, such default has not been cured or corrected within thirty (30) days following written notice from the Agent to the Borrower; provided, however, that if such default is of such a nature that it cannot be cured or corrected within such thirty (30) day period, the Borrower shall be entitled to such additional time as may be necessary to cure or correct such default if the Borrower promptly commences such cure or corrective action and diligently pursues such cure or corrective action to completion; or

          f. The Borrower or a Special Purpose Entity shall neglect, refuse or fail to keep in full force and effect any permit or approval issued by any Governmental Authority required for the occupancy or use of a Mortgaged Property and the same is not reinstated within thirty (30) days after the Borrower receives notice (from any source) that such permit or approval is no longer in full force and effect; or

          g. A Mortgaged Property or any part thereof shall be condemned or damaged by fire or other casualty in such manner as to preclude, in the Lenders' sole reasonable judgment, the restoration of the Improvements forming a part of such Mortgaged Property and the Borrower fails to substitute an alternate Mortgaged Property within sixty (60) days thereof or fails to deliver to the Lenders the Mortgage Release Price for such Mortgaged Property; or

          h. An accurate survey of a Mortgaged Property at any time shall show that any of the Improvements constructed thereon materially encroach upon any street, easement, right of way or adjoining property or violate any set back requirement, unless such encroachment or violation is satisfactorily insured against under the Title Policy issued in respect of such Mortgaged Property or was in existence at the time the Lenders approve the Real Estate Asset as Mortgaged Property and shown on the survey provided to the Agent, or that any adjoining structure materially encroaches on a Mortgaged Property, unless such encroachment is cured within sixty (60) days following receipt of notice thereof by the Borrower or was in existence at the time such Mortgaged Property was mortgaged; or

          i. The occurrence of any event which results in or causes a Material Adverse Effect; or

          j. Except as a result of the enforcement of any default under the Mezzanine Debt, a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in a Mortgaged Property, or any judgment involving monetary damages shall be entered against the Borrower which shall become a lien on a Mortgaged Property or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy or Borrower fails to deliver to the Lenders the Mortgage Release Price for such Mortgaged Property within sixty (60) days after the date of such entry or levy; or

          k. The Borrower, a Special Purpose Entity or the Guarantor shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, liquidator, assignee, custodian, sequestrator (or other similar official) of the Borrower, a Special Purpose Entity or the Guarantor, or of all or any part of a Mortgaged Property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts, as the case may be, generally as they become due, or shall become insolvent or unable to pay its debts as they mature, or shall make a general assignment for the benefit of creditors, or shall voluntarily suspend transaction of its business or take any corporate action in furtherance of the foregoing; or

          l. A court of competent jurisdiction shall enter an order, judgment or decree adjudicating the Borrower, a Special Purpose Entity or the Guarantor as bankrupt or insolvent or approving a petition filed against the Borrower, a Special Purpose Entity or the Guarantor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of the Borrower, a Special Purpose Entity or the Guarantor or of all or any part of a Mortgaged Property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Borrower, a Special Purpose Entity or the Guarantor, as the case may be, and such appointment shall remain unvacated and unstayed for an aggregate period of sixty (60) days (whether or not consecutive); or

          m. The Borrower or a Special Purpose Entity has breached or defaulted under the Lease for a Mortgaged Property which results in a Material Adverse Effect, and such breach or default has not been cured or corrected within any applicable cure period provided under such Lease; or

          n. Except in connection with any Mezzanine Debt, Guarantor sells, assigns, hypothecates, pledges or otherwise transfers its interest as a partner of the Borrower; or

          o. At any time prior to the Facility 2 Maturity Date, the Leverage Ratio is less than Seventy-Five Percent (75%), or at any time from and after the Facility 2 Maturity Date, the Leverage Ratio exceeds Sixty Percent (60%) and the same is not cured within ninety (90) days after written notice from the Agent to Borrower; or

          p. At any time, the Minimum Tangible Worth of the Borrower is less than One Hundred Twenty Million Dollars ($120,000,000) plus Seventy-Five Percent (75%) of additional net proceeds of future stock sales; or

          q. Guarantor's dividends exceed One Hundred Percent (100%) of its funds from operations as determined in accordance with NAREIT in any calendar year; or

          r. At any time, the aggregate occupancy of the Mortgaged Properties is less than Eighty-Five Percent (85%), inclusive of occupancy with respect to master leases and occupancy agreements approved by Agent; or

          s. At any time, the Debt Service Coverage Ratio is less than 1.8 to
     1.0 during any calendar quarter; or

          t. There occurs a Reportable Event or a Prohibited Transaction under, or any complete or partial withdrawal from, or any other event which would constitute grounds for termination of or the appointment of a trustee to administer, any "plan" maintained by the Borrower or any ERISA Affiliate for the benefit of its "employees" (as such terms are defined in ERISA) which could have a Material Adverse Effect; or

          u. Fred Klipsch shall cease to be Chairman and CEO of Guarantor or Fred Farrar shall cease to be President and Chief Operating Officer of Borrower and replacements acceptable to Required Lenders are not in place within ninety (90) days.

     If any Event of Default described in Section 8.01(k) or (l) occurs the Lenders shall be under no further obligation to make any Advances and the Loans and all interest accrued thereon and any penalty or premium thereunder and all other liabilities of the Borrower hereunder, thereunder and under the other Loan Documents shall thereupon become and be immediately due and payable without any election or action on the part of the Lenders, and without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, and if any other Event of Default described in Section 8.01 occurs and, if there is a cure period, is not cured as set forth herein, the Lenders shall terminate their commitments to make Advances hereunder and declare the Loans and all interest accrued thereon and any penalty or premium thereunder pursuant to Section 2.08 hereof and all other liabilities of the Borrower hereunder, thereunder and under the other Loan Documents to be due and payable, whereupon the same shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     8.02. Special Remedies. If an Event of Default shall exist, the Lenders shall have the right, in addition to any rights or remedies available to them under the Loan Documents or otherwise available to them at law or in equity, to enter upon and take possession of the Mortgaged Properties. For purposes of this
Section 8.02, the Borrower agrees that the Lenders shall have the right, and hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, to
(i) prosecute and defend all actions or proceedings in connection with the Mortgaged Properties and to take such action and require such performance as the Lenders deem necessary in connection therewith; and (ii) generally do any and every act with respect to the occupancy and use of such Mortgaged Properties as the Borrower or a Special Purpose Entity may do in its own behalf. Should the unadvanced portion of the Loans be insufficient to pay the sums expended or incurred by the Lenders for any of the foregoing purposes, the amount of the deficiency shall be added to the indebtedness evidenced by the Notes and in all events shall be secured by the lien of the Loan Documents and shall be paid by the Borrower to the Lenders on demand with interest thereon at the respective Default Rates until paid.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.01. No Implied Waiver; Cumulative Remedies; Writing Required. No delay or failure of the Lenders in exercising any right, power or privilege hereunder (or under any Loan Document) shall affect such right, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders hereunder and under the other Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lenders of any breach or default under this Agreement or any other Loan Document, or any waiver by the Lenders of any provision or condition of this Agreement or any other Loan Document, must be in writing and shall be effective only to the extent as may be specifically set forth in such writing.

     9.02. Taxes. The Borrower shall pay any and all stamp, document, mortgage, intangibles, transfer and recording taxes, fees (including notary fees and mortgage/deed of trust release fees) and similar impositions payable or hereafter determined to be payable in connection with the execution, delivery and/or recording and release of the Loan Documents, and the Borrower agrees to save the Lenders harmless from and against any and all present or future claims or liabilities with respect to, or resulting from, any delay in paying or omitting to pay any such taxes, fees or similar impositions.

     9.03. Modifications and Amendments. Upon execution thereof, each Project Agreement shall automatically be deemed to be an amendment of this Agreement, which amendment shall apply, however, only to the Mortgaged Property which is the subject of such Project Agreement.

     9.04. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken under any of the Loan Documents shall be stated to be due or to be performed on a day which is not a business day, such payment or action shall be made or taken on the next-following business day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     9.05. Notices. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made one (1) day after the same are deposited with a nationally recognized overnight delivery service, or immediately upon receipt, if delivered by courier, addressed as follows:

          If to the Agent:    The Huntington National Bank
                              201 North Illinois Street, Suite 1800
                              Indianapolis, IN 46204
                              Attention: Bradley D. Rust
                              Telephone: (317) 237-2510
                              Facsimile: (317) 237-2505

          With a copy to:     Barnes & Thornburg LLP
                              11 South Meridian Street
                              Indianapolis, Indiana 46204
                              Attention: Richard L. Johnson
                              Telephone: (317) 231-7787
                              Facsimile: (317) 231-7433

          If to the Borrower: Windrose Medical Properties, L.P.
                              3502 Woodview Trace, Suite 210
                              Indianapolis, Indiana 46268
                              Attention: Frederick L. Farrar
                              Telephone: (317) 860-8213
                              Facsimile: (317) 860-9190

          With a copy to:     Daniel R. Loftus
                              Secretary and General Counsel
                              3502 Woodview Trace, Suite 210
                              Indianapolis, Indiana 46268
                              Telephone: (317) 860-8871
                              Facsimile: (317) 860-9190

or in accordance with the latest unrevoked written direction from either party to the other party hereto. Failure of the Agent to furnish the Borrower's attorney with a copy of any notice provided to the Borrower hereunder shall not be deemed a failure of the Agent to provide the Borrower with such notice and shall not affect, or in any way prevent or estop the Lenders from exercising, any right or remedy of the Lenders hereunder or under any of the other Loan Documents.

     9.06. Reimbursement for Certain Expenses. All reasonable costs incidental to the Loans and all Advances thereof, including, but not limited to, title insurance premiums, survey charges, appraisal fees, insurance premiums, inspecting engineers' and/or architects' fees, attorneys' costs of the Agent and fees and any and all other incidental expenses of the Agent, shall be paid by the Borrower, together with any other fees agreed upon by Borrower, Agent and Lenders. All such fees and expenses shall be paid upon the receipt of a statement therefor.

     9.07. No Third Party Rights. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Loan Document, which is intended for the sole and exclusive benefit of the parties hereto and thereto.

     9.08. Interest Limitation. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the obligations of the Borrower to the Lenders under this Agreement and any other Loan Documents are subject to the limitation that payments of interest to the Lenders shall not be required to the extent that receipt by the Lenders of any such payment by the Borrower would be contrary to provisions of governmental requirements applicable to the Lenders which limit the maximum rate of interest which may be charged or collected by the Lenders.

     9.09. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.10. Governing Law. THE BORROWER AGREES WITH THE LENDERS THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE MORTGAGES AND THE ASSIGNMENTS OF RENTS AND ANY OTHER LOAN DOCUMENTS, THE LAW OF THE STATE OF INDIANA SHALL GOVERN ALL MATTERS RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS OF THE BORROWER ARISING HEREUNDER OR THEREUNDER. THE BORROWER (a) SHALL BE SUBJECT TO PERSONAL JURISDICTION IN THE STATE OF INDIANA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN STATE OF INDIANA (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF THE BORROWER'S OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS AND
(b) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN INDIANA FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF THE BORROWER. THE BORROWER WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (x)THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT AND SUCH OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (y) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (z) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. NOTHING IN THIS SECTION 9.10 SHALL BE DEEMED TO PRECLUDE THE LENDERS FROM FILING ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENTS IN THE STATE IN WHICH THE BORROWER HAS ITS CHIEF EXECUTIVE OFFICE OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE IN WHICH THE BORROWER HAS ITS CHIEF EXECUTIVE OFFICE, OR THE STATE IN WHICH A MORTGAGED PROPERTY IS LOCATED OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE IN WHICH A MORTGAGED PROPERTY IS LOCATED.

     9.11. Certain Fees. No broker's or finder's fee or commission will be payable with respect to the Loans, this Agreement, or the other Loan Documents, or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Lenders against, and agrees that it will hold the Lenders harmless from, any claim, demand, or liability for any such broker's or finder's fee or commission alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses, and disbursements of counsel) arising in connection with any such claim, demand, or liability.

     9.12. Survival. All representations, warranties, covenants, agreements and obligations of the Borrower contained in this Agreement, as amended or supplemented from time to time, shall survive the making of Advances and shall continue in full force and effect so long as the Loans are outstanding and until payment and performance in full of all of the Borrower's obligation thereunder and under the Loan Documents.

     9.13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered by the parties, shall constitute an original but all such counterparts together constituting but one and the same instrument.

     9.14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Lenders, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer its rights and obligations hereunder or any interest herein without the prior written consent of the Lenders.

     9.15. Time of Essence. Time is of the essence under the Loan Documents.

     9.16. No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, the Lenders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, the Borrower, and the Borrower hereby indemnifies and agrees to defend and hold the Lenders harmless, including the payment of reasonable attorneys' fees, from any loss resulting from any judicial construction of the parties' relationship as such.

     1.01. Lenders Not in Control. . None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give the Lenders the rights or power to exercise control over the affairs and/or management of the Borrower, the power of the Lenders being limited to the right to exercise the rights and remedies provided to it in the Loan Documents.

     9.17. Waiver of Jury Trial. The Borrower and the Lenders, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right they may have to a trial by jury in any litigation based upon or arising out of the Loan, this Agreement or any other Loan Document or any of the transactions contemplated hereby or by any other Loan Document or any course of conduct, dealing, statements, whether oral or written, or actions of the Borrower or the Lenders. Neither the Borrower nor the Lenders shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Lenders or the Borrower except by written instrument executed by both the Borrower and the Lenders.

                                    ARTICLE X
                          ASSIGNMENT AND PARTICIPATIONS

     10.01. Several Liability. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Lenders to Borrower under this Agreement are several and not joint and several; each Lender shall only be obligated to fund its Percentage of each disbursement to be made hereunder up to the amount of its Commitment.

     10.02. Assignments and Participations.

          a. Each Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Loan Documents to any other lending institution (an "Assignee") with the prior written consent of the Agent and with the prior written consent of Borrower, which consents by the Agent and the Borrower shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the Assignee is also a Lender or if an Event of Default then exists) and no consent of the Agent shall be required if the Assignee is also a Lender; provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Acceptance, (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (iii) unless the Agent and, so long as no Event of Default exists, Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than Five Million Dollars ($5,000,000), and (iv) if the assignment is less than the assigning Lender's entire interest in the Loans, the assigning Lender must retain at least a Five Million Dollar ($5,000,000) interest in the Loans. The Agent may designate any Assignee accepting an assignment of a specified portion of the Loans to be a Co-Agent, an "Arranger" or similar title, but such designation shall not confer on such Assignee the rights or duties of the Agent. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Acceptance, (a) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents, and Borrower hereby agrees that all of the rights and remedies of the Lenders in connection with the interest so assigned shall be enforceable against Borrower by an Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment, and (b) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and thereunder. Notwithstanding the foregoing, if, as a result of such assignment by a Lender (or by entities of which a Lender or Lenders are subsidiaries), a Lender or two or more Lenders that are, directly or indirectly, subsidiaries of a common parent (collectively, "Merged Lenders") hold a Commitment or Commitments in an aggregate amount exceeding the amount of the Commitment held by the Agent, the Agent may, at its election, but without any obligation to do so, acquire from such Lender or Merged Lenders a portion of its or their Commitments and rights and obligations hereunder in an amount necessary to reduce the aggregate amount of the Commitments of the Merged Lenders, and to increase the Commitment of the Agent, to equal amounts. Such election shall be exercisable by notice from the Agent to the Merged Lenders and shall be effected, on a date designated in such notice.

          b. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) except as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished in connection therewith; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Guarantor or any Special Purpose Entity or the performance or observance by the Borrower, Guarantor or any Special Purpose Entity of any of its obligations under any Loan Document or any other instrument or document furnished in connection therewith; (iii) such Assignee confirms that it has received a copy of this Agreement together with such financial statements, Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Acceptance and to become a Lender hereunder; (iv) such Assignee will, independently and without reliance upon Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          c. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in its records the names and address of each Lender and the Commitment of, and Percentage of the Loans owing to, such Lender from time to time. Borrower, the Agent and Lenders may treat each entity whose name is so recorded as a Lender hereunder for all purposes of this Agreement.

          d. Upon receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee, Agent shall, if such Assignment and Acceptance has been properly completed and consented to if required herein, accept such Assignment and Acceptance, and record the information contained therein in its records, and the Agent shall use its best efforts to give prompt notice thereof to Borrower (provided that neither the Agent nor the Lenders shall be liable for any failure to give such notice).

          e. Borrower shall use reasonable efforts to cooperate with Agent and each Lender in connection with the assignment of interests under this Agreement or the sale of participations herein.

          f. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations hereunder. To facilitate any such pledge or assignment, the Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

          g. Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or affiliate of such Lender without first obtaining the approval of any Agent or the Borrower, provided that (i) such Lender remains liable hereunder unless the Borrower and Agent shall otherwise agree, (ii) at the time of such assignment such Lender is not a Defaulting Lender, (iii) such Lender gives the Agent and Borrower at least fifteen (15) days prior written notice of any such assignment, and (iv) the parties to each such assignment execute and deliver to Agent an Assignment and Acceptance.

          h. Each Lender shall have the right, without the consent of the Borrower, to sell participations to one or more other Lenders (a "Participant") in or to all or a portion of its rights and obligations under the Loans and the Loan Documents; provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and
     (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement or the other Loan Documents (but such holder may contract with the Lender selling such Participant its interest in such Lender's share of the Loan as to voting of such Lender's interest under
     Section 11.06(b) [but not under any other section of this Agreement], provided that any such agreement by a Lender shall bind only such Lender alone and not Borrower, the other Lenders or the Agent).

          i. No Assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

          j. Borrower acknowledges and agrees that Lenders may provide to any Assignee or Participant originals or copies of this Agreement, any other Loan Document and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or received by any Lender in connection with the Loan or with respect to Borrower, provided that prior to any such delivery or communication, such Assignees or Participants shall agree to preserve the confidentiality of any of the foregoing to the same extent that such Lender agreed to preserve such confidentiality. In order to facilitate assignments to Assignees and sales to Participants, Borrower shall execute such further documents, instruments or agreements as Lenders may reasonably require; provided, that Borrower shall not be required (i) to execute any document or agreement which would materially decrease its rights, or materially increase its obligations, relative to those set forth in this Agreement or any of the other Loan Documents unless the Loan Documents are amended concurrently therewith (including financial obligations, personal recourse, representations and warranties and reporting requirements), or (ii) to expend more than incidental sums of money or incidental administrative time for which it does not receive reasonable reimbursement in order to comply with any requests or requirements of any Lender in connection with such assignment or sale arrangement. In addition, Borrower agrees to cooperate fully with Lenders in the exercise of the Lenders' rights pursuant to this Section, including providing such information and documentation regarding Borrower as any Lender or any potential Assignee or Participant may reasonably request and to meet with potential Assignees and Participants.

                                   ARTICLE XI
                                      AGENT

     11.01. Appointment. The Huntington National Bank is hereby appointed as Agent hereunder and under each other Loan Document, and, subject to the terms hereof, each Lender hereby irrevocably authorizes the Agent to act as agent for the Lenders and to take such actions as the Lenders are obligated or entitled to take under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such upon the express conditions contained in this Article in substantially the same manner that it would act in dealing with a loan held for its own account. Agent shall not have a fiduciary relationship with respect to any Lender by reason of this Agreement.

     The provisions of this Article are solely for the benefit of the Agent and the Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof except as provided in Section 11.02 below. In performing its functions and duties under this Agreement, the Agent shall act solely as agent for the Lenders and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for the Borrower.

     11.02. Reliance on Agent. All acts of and communications by the Agent, as agent for the Lenders, shall be deemed legally conclusive and binding; and Borrower or any third party (including any court) shall rely on any and all communications or acts of the Agent with respect to the exercise of any rights or the granting of any consent, waiver or approval on behalf of a Lender in all circumstances where an action by such Lender is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable law without the right or necessity of making any inquiry of any individual Lender as to the authority of Agent with respect to such matter. In no event shall any of the foregoing limit the rights or obligations of any Lender with respect to any other Lender pursuant to this Article XI.

     11.03. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto, and may exercise all other powers of Lender as are not made subject to the consent of the Required Lenders pursuant to Section 11.06(a) or any other provision of this Agreement or to the consent of all Lenders pursuant to Section 11.06(b) or any other provision of this Agreement. The Agent shall not be considered, or be deemed, a separate agent of any Lender hereunder, but is, and shall be deemed, acting in its contractual capacity as Agent, exercising such rights and powers under the Loan Documents as are specifically delegated to the Agent or Agent is otherwise entitled to take hereunder. Agent shall have no implied duties to any Lender, or any obligation to any Lender to take any action except any action specifically provided by the Loan Documents to be taken by the Agent.

     11.04. Disbursements.

          a. At least one (1) Business Day (by 11:00 a.m. Columbus, Ohio time) prior to each date a disbursement of the Loan is to be made hereunder pursuant to this Agreement (or at least three (3) LIBOR Business Days [by 11:00 a.m. Columbus, Ohio time] for any disbursements to be made at the Adjusted LIBOR Rate), the Agent shall notify each Lender of the proposed disbursement. Each Lender shall make available to Agent (or the funding Lender or entity designated by the Agent), the amount of such Lender's Percentage of such disbursement (with respect to such Lender, such amount being referred to herein as an "Advance") in immediately available funds not later than 11:00 a.m. (Columbus, Ohio time) on the date such disbursement is to be made (such date being referred to herein as a "Funding Date"). Unless the Agent shall have been notified by any Lender prior to such time for funding in respect of any Advance that such Lender does not intend to make available to the Agent such Lender's Advance, the Agent may assume that such Lender has made such amount available to the Agent and the Agent, in its sole discretion, may, but shall not be obligated to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to the respective Funding Date, such Lender agrees to pay and Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at (A) in the case of such Lender, the Federal Funds Effective Rate, and (B) in the case of Borrower, the interest rate applicable at the time to a disbursement made on such Funding Date. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance, and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds.

          b. Requests by the Agent for funding by the Lenders of disbursements of the Loan will be made by facsimile. Each Lender shall make its Advance available to the Agent in dollars and in immediately available funds to such Lender and account as the Agent may designate, not later than 11:00 a.m. (Columbus, Ohio time) on the Funding Date. Nothing in this Section
     11.04 shall be deemed to relieve any Lender of its obligation hereunder to make any Advance on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Advance hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make any Advances hereunder.

          c. As soon as practical Agent will promptly forward to each Lender copies of the Disbursement Request documents described in Section 5.01 hereof. Delivery of the Disbursement Request documents shall not be a condition to funding any Advance.

     11.05. Distribution and Apportionment of Payments.

          a. Subject to Section 11.05(b), payments actually received by Agent for the account of the Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, provided that, if any such payments are not distributed to the Lenders within one Business Day after Agent's receipt thereof, Agent shall pay to such Lenders interest thereon, at the lesser of (i) the Federal Funds Effective Rate and
     (ii) if the applicable payment represents repayment of a portion of the principal of the Loan, the rate of interest applicable to such portion of the Loan, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Lenders provided such funds are received by Agent not later than 11:00 A.M. (Columbus, Ohio time) on the date of receipt. All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement (but not in any separate fee letter except to the extent expressly set forth therein), and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Lenders as are entitled thereto, in proportion of their respective Percentages or otherwise as provided herein in the other Loan Documents, as the case may be. The Agent shall distribute to each Lender at its primary address set forth herein or in its Assignment and Acceptance, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from the Required Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and may at any time or from time to time be changed by the Lenders as they may elect, in writing, without necessity of notice to or consent of or approval by Borrower. If a Lender (a "Defaulting Lender") defaults in making any Advance or paying any other sum payable by it hereunder, such sum together with interest thereon at the Default Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the "Lender Default Obligation") shall be payable by the Defaulting Lender (i) to any Lender(s) which elect, at their sole option (and with no obligation to do so), to fund the amount which the Defaulting Lender failed to fund or (ii) to Agent or any other Lender which under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has repaid the Lender Default Obligation in full, all amounts which would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the Default Rate and then to principal) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender), whereupon such Lender shall no longer be a Defaulting Lender. Any interest collected from Borrower on account of principal advanced by any Lender(s) on behalf of a Defaulting Lender shall be paid to the Lender (s) who made such advance and shall be credited against the Defaulting Lender's obligation to pay interest on the amount advanced at the Default Rate. If no other Lender makes an advance a Defaulting Lender failed to fund, a portion of the indebtedness of Borrower to the Defaulting Lender equal to the Lender Default Obligation shall be subordinated to the indebtedness of Borrower to all other Lenders and shall be paid only after the indebtedness of Borrower to all other Lenders is paid. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. No Defaulting Lender shall have the right to vote on matters which are subject to the consent or approval of Required Lenders or all Lenders and while any Lender is a Defaulting Lender the requisite percentage of Lenders which constitutes the Required Lenders shall be calculated exclusive of the Percentage of the Defaulting Lender. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate the Lenders for the Defaulting Lender's breach of this Agreement, to collect damages. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys' fees and expenses), plus interest thereon at the Default Rate, for funds advanced by Agent or any other Lender on account of the Defaulting Lender or any other damages such persons may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

          b. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     11.06. Consents and Approvals.

          a. Each of the following shall require the approval or consent of the Required Lenders:

               i. Declaring the Notes to be immediately due and payable following an Event of Default or any rescission of any such acceleration;

               ii. Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default;

               iii. Appointment of a successor Agent or removal of Agent;

               iv. Approval of Post-Default Plan (defined in Section 11.07(d));

               v. Approval of a new Mortgaged Property which is not a Restricted Asset; and

               vi. Except as referred to in subsection (b) below, approval of any amendment or modification of this Agreement or any of the other Loan Documents, or issuance of any waiver of any material provision of this Agreement (including any Conditional Default or Event of Default) or any of the other Loan Documents;

          b. Each of the following shall require the approval or consent of all the Lenders:

               i. Extension of the maturity date of a Loan (beyond any extension permitted herein) or forgiveness of all or any portion of the principal amount of a Loan or any accrued interest thereon, or any other amendment of this Agreement or the other Loan Documents which would reduce the interest rate options or the rate at which fees are calculated or forgive any loan fee, or extend the time of payment of any principal, interest or fees;

               ii. Reduction of the percentage specified in the definition of Required Lenders;

               iii. Increasing of the amount of a Loan or any Lender's
          Commitment;

               iv. Release of Borrower, Guarantor or any lien on any material collateral (including the Mortgaged Properties) (except as Borrower is entitled to under the Loan Documents);

               v. Approval of a Restricted Asset as a Mortgaged Property; and

               vi. Amendment of the provisions of this Article XI.

          c. In addition to the required consents or approvals referred to in subsections (a) and (b) above, the Agent may at any time request instructions from the Required


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
     Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, the Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders or, where applicable, all Lenders. The Agent shall promptly notify each Lender at any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto. Each Lender hereby agrees to approve or disapprove a request by Borrower to add new Mortgaged Properties within ten
     (10) Business Days after receipt of the information set forth in Exhibit K hereto.

          d. Each Lender authorizes and directs the Agent to enter into the Loan Documents other than this Agreement for the benefit of the Lenders. Each Lender agrees that any action taken by the Agent at the direction or with the consent of the Required Lenders in accordance with the provisions of this Agreement or any other Loan Document, and the exercise by the Agent at the direction or with the consent of the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from the Agent to the Lenders requesting Lender's determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from the Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, the Agent shall upon receiving the required approval or consent follow the course of action or determination recommended to the Lenders by the Agent or such other course of action recommended by the Required Lenders.

     11.07. Consents and Approvals. The Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, at any time and from time to time, to take any action with respect to any collateral for the Loans or any Loan

Document which may be necessary to preserve and maintain such collateral or to perfect and maintain perfected the liens upon such collateral granted pursuant to this Agreement and the other Loan Documents.

          a. Except as provided in this Agreement, the Agent shall have no obligation whatsoever to any Lender or to any other person or entity to assure that any collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

          b. Should the Agent commence any proceeding or in any way seek to enforce the Agent's or the Lenders' rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Agent shall acquire title to any collateral, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Percentage) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent (including reasonable attorneys' fees and expenses) if the Agent employ counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral for the Loans or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any collateral, or to enforce any rights of the Agent or the Lenders or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between any Agent and any other Lender(s). It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for Lender from and after the occurrence of a Default or Event of Default, said counsel shall be selected by the Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to the Lenders.

          c. In the event that all or any portion of the collateral for the Loans is acquired by the Agent as the result of the exercise of any remedies hereunder or under any other Loan Document, or is retained in satisfaction of all or any part of Borrower's obligations under the Loan Documents, title to any such collateral or any portion thereof shall be held in the name of the Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of the Agent and the Lenders. The Agent shall prepare a recommended course of action for such collateral (the "Post-Default Plan"), which shall be subject to the approval of the Required Lenders. The Agent shall administer the collateral in accordance with the Post-Default Plan, and upon demand therefor from time to time, each Lender will contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent pursuant to the Post-Default Plan, including without limitation, any operating losses and all necessary operating reserves. To the extent there is net operating income from such collateral, the Agent shall, in accordance with the Post-Default Plan, determine the amount and timing of distributions to the


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
     Lenders. All such distributions shall be made to the Lenders in accordance with their respective Percentages. In no event shall the provisions of this subsection or the Post-Default Plan require the Agent or any Lender to take an action which would cause such Lender to be in violation of any applicable regulatory requirements.

     11.08. Lender Actions Against Borrower or the Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Person hereunder or under any other Loan Documents with respect to exercising claims against the Borrower or rights in any Collateral without the consent of the Required Lenders. With respect to any action by the Agent to enforce the rights and remedies of the Agent and the Lenders with respect to the Borrower and any collateral in accordance with the terms of this Agreement, each Bank hereby consents to the jurisdiction of the court in which such action is maintained.

     11.09. Assignment and Participation. No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

     11.10. Ratable Sharing. Subject to Sections 11.04 and 11.05, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Loans, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Percentages, whether received by voluntary payment, by the exercise of the right of set-off or bankers' lien, by counterclaim or cross action or by the enforcement of any or all of the Loan Documents or any collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, bankers' lien or otherwise, receive payment of a proportion of the aggregate amount of the Loan held by it which is greater than its Percentage of the payments on account of the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Percentages; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     11.11. General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     11.12. No Responsibility for Loans, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any use of the Loans; (ii) the performance or observance of any of the covenants or agreements of any party to any Loan Document; (iii) the satisfaction of any condition specified in this Agreement, except receipt of items purporting to be the items required to be delivered to any Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, provided that the foregoing shall not release Agent from liability for its gross negligence or willful misconduct.

     11.13. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by all the Lenders (or the Required Lenders, if such action may be directed hereunder by the Required Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders. Each Lender, severally to the extent of its Percentage, hereby agrees to indemnify Agent against and hold it harmless from any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that the foregoing shall not require any Lender to indemnify Agent from liability for its gross negligence or willful misconduct.

     11.14. Employment of Agents and Counsel. The Agent may undertake any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be liable to Lenders, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     11.15. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be an employee of Agent, provided that the foregoing shall not release the Agent from liability for its gross negligence or willful misconduct. Any such counsel shall be deemed to be acting on behalf of Lender in assisting the Agent with respect to the Loans, but shall not be precluded from also representing Agent in any matter in which the interests of Agent and the other Lenders may differ.

     11.16. Agent's Reimbursement and Indemnification. Lenders agree to reimburse and indemnify Agent ratably (i) for any amounts (excluding principal and interest on the Loan and loan fees) not reimbursed by Borrower for which Agent is entitled to reimbursement under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Lender, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, (iii) for any expenses incurred by Agent on behalf of Lender which may be necessary or desirable to preserve and maintain collateral or to perfect and maintain perfected the liens upon the collateral granted pursuant to this Agreement and the other Loan Documents, if not paid by Borrower, (iv) for any amounts and other expenses incurred by Agent on behalf of Lender in connection with any default by any Lender hereunder or under the other Loan Documents, if not paid by such Lender, and (v) for any liabilities, obligations, losses,


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
damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent.

     11.17. Rights as a Lender. With respect to its Commitment, if any, Agent shall have the same rights, powers and obligations hereunder and under any other Loan Document as any Lender and may exercise such rights and powers as though it were not an Agent, and the term "Lender" or " Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacities. The Borrower and each Lender acknowledges and agrees that Agent and/or its Affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of trust, debt, equity or other transaction or have other relationships, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     11.18. Lender's Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements and other information prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.19. Notice of Events of Default. Should Agent receive any written notice of the occurrence of a default or Event of Default, or should the Agent send Borrower a notice of Default or Event of Default, the Agent shall promptly furnish a copy thereof to each Lender.

     11.20. Successor Agent.

          a. Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days prior written notice to Lenders and Borrower. Such resignation shall take effect on the date set forth in such notice or as otherwise provided below. Such resignation by Agent as agent shall not affect its obligations hereunder, if any, as a Lender.

          b. Upon resignation by, or removal of, the Agent, or any successor Agent, the Required Lenders shall appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Lender or if an Event of Default then exists). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Lender or if an Event of Default then exists). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent and the Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than its liability, if any, for duties and obligations accrued prior to its retirement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

     11.21. Additional Duties of Agent.

          a. The Agent shall keep proper accounts and records reflecting the interests of each Lender in the Loans and the Loan Documents; such accounts and records shall be maintained in accordance with the Standard of Care (as hereinafter defined), and shall be available for inspection by any lender during regular business hours upon reasonable prior notice fro such Lender. As used herein, the term "Standard of Care" shall mean the same standard of diligence, care and judgment as Agent uses with loans comparable to the Loans which Agent makes, holds and administers for its own account.

          b. Agent shall furnish to each Lender, promptly after Agent's receipt thereof, true and complete copies of all financial reports, statements and accounts submitted by Borrower or by other on Borrower's behalf in accordance with the Loan Documents or otherwise with respect to the Loans.

          c. Agent shall provide each Lender with (i) true and complete copies of all notices and other written communications which Agent shall receive from Borrower or Guarantor with respect to the Loans promptly after Agent's receipt of the same; and (ii) true and correct copies of any and all notices which Agent may furnish to Borrower or Guarantor with respect to the Loans, promptly after sending the same to Borrower or Guarantor.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

             SIGNATURE PAGE OF WINDROSE MEDICAL PROPERTIES, L.P. TO SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT

                                        "BORROWER"

                                        WINDROSE MEDICAL PROPERTIES, L.P., a
                                        Virginia limited partnership

                                        By: Windrose Medical Properties Trust,
                                            a Maryland real estate investment
                                            trust, its general partner


                                        By: /s/ Frederick L. Farrar
                                            ------------------------------------
                                            Frederick L. Farrar, President

STATE OF INDIANA       )
                       ) SS:
COUNTY OF __________   )

     Before me, a Notary Public in and for said County and State, personally appeared Frederick L. Farrar, known to me to be the President of Windrose Medical Properties Trust, a Maryland real estate investment trust, the General Partner of WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership, and acknowledged the execution of the foregoing for and on behalf of said real estate investment trust for and on behalf of said limited partnership.

     Witness my hand and Notarial Seal, this ______ day of September, 2005.


                                        ----------------------------------------
                                        Notary Public - Signature


                                        ----------------------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

-------------------------------------   ----------------------------------------

            SIGNATURE PAGE OF THE HUNTINGTON NATIONAL BANK TO SECOND
             AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT

                                        "LENDER"

                                        THE HUNTINGTON NATIONAL BANK, a national banking association, individually and as agent for the Lenders


                                        By: /s/ Bradley D. Rust
                                            ------------------------------------
                                            Bradley D. Rust, Vice President

Commitment: Facility 1   $50,000,000
            Facility 2   $10,000,000

Percentage Interest: 100%

STATE OF INDIANA       )
                       ) SS:
COUNTY OF __________   )

     Before me, a Notary Public in and for said County and State, personally appeared Bradley D. Rust, known to me to be a Vice President of THE HUNTINGTON NATIONAL BANK, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said national banking association.

     Witness my hand and Notarial Seal, this ______ day of September, 2005.


                                        ----------------------------------------
                                        Notary Public - Signature


                                        ----------------------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

-------------------------------------   ----------------------------------------